EXHIBIT 10.14




                           CREDIT AGREEMENT

                              dated as of


                             April 30, 1997


                                 among


                         SOLECTRON CORPORATION,


                         The Banks Party Hereto


                                   and


         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                         Agent and Issuing Bank






                      BANCAMERICA SECURITIES, INC.
                              as Arranger

	TABLE OF CONTENTS

                                                                    Page

ARTICLE I.  Definitions                                               1
  SECTION 1.01  Defined Terms                                         1
  SECTION 1.02  Classification of Loans and Borrowings               14
  SECTION 1.03  Terms Generally                                      14
  SECTION 1.04  Accounting Terms; GAAP                               14

ARTICLE II.  The Credits                                             14
  SECTION 2.01  Amounts and Terms of Commitments                     14
   (a)  The Revolving Credit                                         14
   (b)  Additional Borrowers                                         15
  SECTION 2.02  Loan Accounts                                        15
  SECTION 2.03  Procedure for Borrowing                              15
  SECTION 2.04  Conversion and Continuation Elections                16
  SECTION 2.05  Utilization of Revolving Commitments in Offshore
                Currencies                                           17
  SECTION 2.06  Voluntary Termination or Reduction of Total
                Commitment                                           19
  SECTION 2.07  Prepayments                                          19
  SECTION 2.08  Repayment                                            20
  SECTION 2.09  Interest                                             20
  SECTION 2.10  The Letter of Credit Subfacility                     21
  SECTION 2.11  Issuance, Amendment and Renewal of Letters of Credit 22
  SECTION 2.12  Participations, Drawings and Reimbursements          24
  SECTION 2.13  Automatic Renewals                                   25
  SECTION 2.14  Repayment of Participations                          25
  SECTION 2.15  Role of the Issuing Bank                             26
  SECTION 2.16  Obligations Absolute                                 26
  SECTION 2.17  Cash Collateral Pledge                               27
  SECTION 2.18  Letter of Credit Fees                                28
  SECTION 2.19  The Borrowers' Agent                                 28
  SECTION 2.20  Uniform Customs and Practice                         29
  SECTION 2.21  Other Fees                                           29
    (a)Arrangement Fee; Agency Fee                                   29
    (b)Commitment Fees                                               29
    (c)Fees Nonrefundable                                            29
  SECTION 2.22  Computation of Fees and Interest                     29
  SECTION 2.23  Payments by the Borrowers                            30
  SECTION 2.24  Payments by the Banks to the Agent                   31
  SECTION 2.25  Sharing of Payments, Etc.                            31
  SECTION 2.26  Taxes                                                32
  SECTION 2.27  Illegality                                           34
  SECTION 2.28  Increased Costs and Reduction of Return              34
  SECTION 2.29  Funding Losses                                       35
  SECTION 2.30  Inability to Determine Rates                         35
  SECTION 2.31  Certificates of Banks                                35
  SECTION 2.32  Substitution of Banks                                36

ARTICLE III  Representations and Warranties                          36
  SECTION 3.01  Existence and Power                                  36
  SECTION 3.02  Binding Effect                                       36
  SECTION 3.03  Corporate Authorization; No Conflict                 36
  SECTION 3.04  Subsidiaries                                         36
  SECTION 3.05  Financial Condition                                  36
  SECTION 3.06  Litigation                                           37
  SECTION 3.07  Governmental Authorization                           37
  SECTION 3.08  Title to Properties                                  37
  SECTION 3.09  ERISA Compliance                                     37
  SECTION 3.10  Use of Proceeds; Margin Regulations                  37
  SECTION 3.11  Taxes                                                37
  SECTION 3.12  Environmental Matters                                38
  SECTION 3.13  Copyrights, Patents, Trademarks and Licenses, Etc.   38
  SECTION 3.14  Full Disclosure                                      38
  SECTION 3.15  Regulated Entities                                   38
  SECTION 3.16  Insurance                                            38

ARTICLE IV  Conditions                                               38
  SECTION 4.01  Closing Date                                         38
  SECTION 4.02  Each Credit Event                                    39

ARTICLE V  Affirmative Covenants                                     40
  SECTION 5.01  Financial Statements and Other Information           40
  SECTION 5.02  Notices of Material Events                           41
  SECTION 5.03  Existence; Conduct of Business                       41
  SECTION 5.04  Payment of Obligations                               41
  SECTION 5.05  Maintenance of Properties; Insurance                 41
  SECTION 5.06  Books and Records; Inspection Rights                 41
  SECTION 5.07  Compliance with Laws                                 42
  SECTION 5.08  Use of Proceeds and Letters of Credit                42
  SECTION 5.09  Accession by Subsidiary                              42

ARTICLE VI  Negative Covenants                                       42
  SECTION 6.01  Subsidiary Indebtedness                              42
  SECTION 6.02  Liens                                                43
  SECTION 6.03  Sale and Leaseback Transactions                      44
  SECTION 6.04  Fundamental Changes                                  44
  SECTION 6.05  Margin Stock; Unfriendly Acquisitions                45
  SECTION 6.06  Fiscal Year                                          45
  SECTION 6.07  Restrictive Agreements                               45
  SECTION 6.08  Distributions                                        46
  SECTION 6.09  Adjusted Leverage Ratio                              46
  SECTION 6.10 Consolidated Tangible Net Worth                       46

ARTICLE VII  Events of Default                                       46

ARTICLE VIIIThe Agent                                                48
  SECTION 8.01  Appointment and Authorization                        48
  SECTION 8.02  Delegation of Duties                                 49
  SECTION 8.03  Liability of Agent and Issuing Bank                  49
  SECTION 8.04  Reliance by Agent                                    49
  SECTION 8.05  Notice of Default                                    49
  SECTION 8.06  Credit Decision                                      50
  SECTION 8.07  Indemnification                                      50
  SECTION 8.08  Agent in Individual Capacity                         51
  SECTION 8.09  Successor Agent                                      51

ARTICLE IX  Miscellaneous                                            51
  SECTION 9.01  Notices                                              51
  SECTION 9.02  Waivers; Amendments                                  52
  SECTION 9.03  Expenses; Indemnity; Damage Waiver                   52
  SECTION 9.04  Successors and Assigns                               53
  SECTION 9.05  Survival                                             55
  SECTION 9.06  Counterparts; Integration; Effectiveness             55
  SECTION 9.07  Severability                                         56
  SECTION 9.08  Automatic Debits of Fees                             56
  SECTION 9.09  Right of Setoff                                      56
  SECTION 9.10  Governing Law; Jurisdiction; Consent to Service of
                Process                                              56
  SECTION 9.11  WAIVER OF JURY TRIAL                                 57
  SECTION 9.12  Headings                                             57
  SECTION 9.13  Confidentiality                                      57
  SECTION 9.14  Interest Rate Limitation                             58
  SECTION 9.15  Judgment Currency                                    58
  SECTION 9.16  No Third Parties Benefited                           58
  SECTION 9.17  Entire Agreement                                     58




SCHEDULES:

Schedule 2.01   Commitments
Schedule 3.04   Borrower's Subsidiaries
Schedule 3.05   Liabilities
Schedule 3.06   Litigation
Schedule 3.09   ERISA Matters
Schedule 3.13   Intellectual Property
Schedule 6.01   Indebtedness
Schedule 6.02   Liens
Schedule 6.07   Restrictions
Schedule 9.01   Addresses for Notices; Lending Offices




EXHIBITS:

Exhibit A   Form of Assignment and Acceptance
Exhibit B   Form of Compliance Certificate
Exhibit C   Form of Notice of Borrowing
Exhibit D   Form of Notice of Conversion/Continuation
Exhibit E   Form of Additional Borrower Notice
Exhibit F   Form of Legal Opinion of Borrower's Counsel
Exhibit G   Form of Additional Borrower Request and Assumption Agreement
Exhibit H   Form of Continuing Guaranty (Multicurrency)

     CREDIT AGREEMENT dated as of April 30, 1997, among SOLECTRON
CORPORATION, a Delaware corporation, the BANKS party hereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent and Issuing Bank.

     The Company (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has requested the Banks to establish the credit facilities provided for herein to be used for the general corporate purposes of the Borrowers and the Subsidiaries. The Banks are willing to establish such credit facilities upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:




I.  DEFINITIONS

1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

    "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

    "ADDITIONAL BORROWER" has the meaning specified in subsection
2.01(b).

    "ADDITIONAL BORROWER NOTICE" has the meaning specified in subsection
2.01(b).

    "ADDITIONAL BORROWER REQUEST AND ASSUMPTION AGREEMENT" has the meaning specified in Section 5.09.

    "ADJUSTED LEVERAGE RATIO" means, in respect of the Company and its Subsidiaries on a consolidated basis at the end of any fiscal quarter, the ratio of (a) (without duplication) (i) Consolidated Funded Debt PLUS
(ii) Guarantee obligations PLUS (iii) Indebtedness with respect to synthetic leases and securitized assets PLUS (iv) Indebtedness in respect of letters of credit (including the Letters of Credit) MINUS (v) Permitted Subordinated Indebtedness, to (b) (i) operating income PLUS
(ii) depreciation and amortization charges, in each case, for the period of four fiscal quarters ended on the applicable date of determination.

    "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Eurocurrency Reserve Percentage.

    "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under Control with the Person specified.

    "AGENT" means BofA, in its capacity as agent for the Banks hereunder.

    "AGENT/IB-RELATED PERSONS" means BofA as Agent and Issuing Bank, and any successor Agent arising under Section 8.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

    "AGGREGATE L/C COMMITMENT" means the combined L/C Commitments of the Banks, in the initial aggregate amount of $25,000,000, as such amount may be reduced from time to time pursuant to this Agreement. The
Aggregate L/C Commitment is a part of the Total Commitment rather than a separate, independent commitment.

    "AGREED ALTERNATE CURRENCY" has the meaning specified in subsection 2.05(e).

    "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus one-half of 1%.
 Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

    "APPLICABLE MARGIN" means, for any day, with respect to any Eurocurrency Loan, CD Rate Loan or ABR Loan or with respect to the commitment fees and letter of credit fees payable hereunder, as the case may be, the applicable margin or fee set forth in the pricing grid attached as Annex I, as determined in accordance with the parameters for calculation and adjustment of such margin or fee also set forth on Annex I.

    "APPLICABLE PERCENTAGE" means, with respect to any Bank, the percentage of the Total Commitment represented by such Bank's
Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

    "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in substantially the form of EXHIBIT A or any other form approved by the Agent.

    "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel, PROVIDED that "Attorney Costs" shall mean and include ALL fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel if incurred by the Agent, the Issuing Bank or any Bank in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document.

    "AVAILABILITY PERIOD" means the period from and including the Closing Date to but excluding the Maturity Date.

    "BANKS" means the Persons listed on SCHEDULE 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. References to "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

    "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

    "BofA" means Bank of America National Trust and Savings Association.

    "BORROWERS" means the Company and each Additional Borrower.

    "BORROWERS' AGENT" means the Company, and any successor agent for the Borrowers pursuant to Section 2.19.

    "BORROWING" means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans or CD Rate Loans, as to which a single Interest Period is in effect.

    "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to remain closed: PROVIDED that, when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, and with respect to any disbursement and payments in calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements of or payments in such Offshore Currency will be made or received hereunder.

    "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

    "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

    "CD RATE" means, for each Interest Period in respect of CD Rate Loans comprising a part of the same Borrowing, the rate of interest (rounded upward to the nearest 1/100th of 1%) as determined by the Agent pursuant to the following formula:

CD Rate =   Certificate of Deposit Rate
            --------------------------- + Assessment Rate
            1.00 - Reserve Percentage

    Where:

          "Assessment Rate" means the maximum net annual assessment rate (whether or not applicable to any Bank) determined by the Agent to be in effect on the first day of such Interest Period payable by banks to the Federal Deposit Insurance Corporation, or any successor, for insuring time deposits made in Dollars at the offices of banks in the United States.

          "Certificate of Deposit Rate" means for any Interest Period for CD Rate Loans the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/100th of 1%) of the rates notified to the Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of Dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of BofA's CD Rate Loan, at the time selected by the Agent on the first day of such Interest Period.

          "Reserve Percentage" means for any Interest Period for CD Rate Loans the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined by the Agent, in effect on the first day of such Interest Period (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages) prescribed by the Board for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

    "CD RATE LOAN" means a Revolving Loan that bears interest based on the CD Rate.

    "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than an employee benefit plan or related trust of the Company or of the Company and any Subsidiaries, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

    "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Bank or the Issuing Bank (or by any lending office of such Bank or by such Bank's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

    "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Eurocurrency Loans, CD Rate Loans or ABR Loans.

    "CLOSING DATE" means the date on which the conditions specified in
Section 4.01 and 4.02 are satisfied (or waived in accordance with Section 9.02).

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITMENT" means, with respect to each Bank, the commitment of such Bank to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such Commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to
Section 9.04. The initial amount of each Bank's Commitment is set forth on SCHEDULE 2.01, or in the Assignment and Acceptance pursuant to which such Bank shall have assumed its Commitment, as applicable.

    "COMPANY" means Solectron Corporation, a California corporation.

    "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B.

    "COMPUTATION DATE" has the meaning specified in subsection 2.05(a).

    "CONSOLIDATED FUNDED DEBT" means, as of the last day of any fiscal quarter, the sum for the Company and its Subsidiaries as of such day, of, without duplication, (a) the aggregate outstanding principal amount of the Loans, (b) the aggregate outstanding principal amount of Indebtedness for borrowed money and (c) the aggregate outstanding capitalized amount of Capital Lease Obligations, all as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED TANGIBLE ASSETS" means, as of the last day of any fiscal quarter, all tangible assets on the consolidated balance sheet of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED TANGIBLE NET WORTH" means, as of the last day of any fiscal quarter, (a) total shareholders' equity of the Company and its Subsidiaries MINUS (b) the aggregate amount of all intangible assets on the consolidated balance sheet of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

    "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

    "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

    "CONVERSION DATE" means any date on which the Borrowers' Agent on behalf of itself or another Borrower elects to convert an ABR Loan to a CD Rate Loan or a Eurocurrency Loan in Dollars; a CD Rate Loan to a Eurocurrency Loan in Dollars or an ABR Loan; or a Eurocurrency Loan in Dollars to a CD Rate Loan or an ABR Loan.

    "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, becomes an Event of Default.

    "DOLLARS" or "$" refers to lawful money of the United States of America.

    "EFFECTIVE AMOUNT" means (a) with respect to any Revolving Loans on any date the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date the amount of such L/C Obligations on such date after giving effect to any issuances, amendments and renewals of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of determining the Effective Amount in respect of any Offshore Currency Loans to be made as part of a Borrowing or of any outstanding Offshore Currency Loans, the amount of any such Offshore Currency Loans shall be the Equivalent Amount in Dollars thereof, and for purposes of determining the Effective Amount in respect of any Letters of Credit to be issued in an Offshore Currency or any Offshore Currency L/C Obligations outstanding, the amount of any such Letters of Credit and other Offshore Currency L/C Obligations shall be the Equivalent Amount in Dollars thereof, in each case based upon the calculation thereof as of the most recent Computation Date therefor pursuant to subsection 2.05(a). Additionally, for purposes of Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under subsection 2.07(b) or 2.07(c), until such payments are made.

    "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a Bank, (ii) a subsidiary of a Person of which a Bank is a subsidiary, or (iii) a Person of which a Bank is a subsidiary.

    "ENVIRONMENTAL LAWS" means all (a) laws, rules, regulations, codes and ordinances and (b) all orders, decrees, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority and by or affecting the Borrower, in each case relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

    "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    "EQUIVALENT AMOUNT" means (a) whenever this Agreement requires or permits a determination on any date of the equivalent in Dollars of an amount expressed in an Offshore Currency, the equivalent amount in Dollars of an amount expressed in an Offshore Currency as determined by the Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with Dollars on the relevant Computation Date provided for hereunder; or (b) whenever this Agreement requires or permits a determination on any date of the equivalent in an Offshore Currency of an amount expressed in Dollars, the equivalent amount in an Offshore Currency of an amount expressed in Dollars as determined by the Agent on such date on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the relevant Computation Date provided for hereunder.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    "ERISA EVENT" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

    "EUROCURRENCY," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

    "EUROCURRENCY RESERVE PERCENTAGE" for any day for any Interest period the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board or any successor and, in the case of Offshore Currency Loans denominated in pounds sterling, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Bank of England or any successor and, in the case of Offshore Currency Loans denominated in other foreign currencies, the reserve percentage applicable during such Interest Period under regulations issued from time to time by such other foreign central bank or any successors thereto (or, in each case, if different percentages shall be applicable during different periods within such Interest Period, the daily average of such percentages during such Interest Period) for determining the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank and including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

    "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

    "EXISTING FACILITY" means the $100,000,000 credit facility under that certain Multicurrency Credit Agreement dated as of June 30, 1993, among the Company and certain of its Subsidiaries, the financial institutions from time to time party thereto, and BofA as "Agent" and "Issuing Bank" thereunder (as the same may have been amended, modified or otherwise supplemented).

    "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

    "FINANCIAL OFFICER" means the chief financial officer, Vice
President-Finance, principal accounting officer, treasurer or controller of the Company.

    "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 2.26.

    "GAAP" means generally accepted accounting principles in the United States of America.

    "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

    "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any matter, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

    "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law.

    "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

    "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding deferred compensation obligations owed to current and former directors, officers and employees), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable, measured in accordance with GAAP, incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty supporting Indebtedness, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) all obligations, contingent or otherwise, with respect to synthetic leases or securitized assets. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

    "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

    "INTEREST PAYMENT DATE" means, with respect to any CD Rate Loan or Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and, with respect to ABR Loans, the last Business Day of each calendar quarter and each date an ABR Loan is converted into a Eurocurrency Loan or a CD Rate Loan; PROVIDED, HOWEVER, that if any Interest Period for a CD Rate Loan or a Eurocurrency Loan exceeds 90 days or three months, respectively, interest shall also be paid on the date which falls 90 days or three months after the beginning of such Interest Period.

    "INTEREST PERIOD" means, (a) with respect to any Eurocurrency Loan, the period commencing on the Business Day the Eurocurrency Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to the Eurocurrency Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers' Agent on behalf of itself or another Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, or on the date one week thereafter, in the case of any Eurocurrency Loans made on the date of a drawing under a Letter of Credit as provided in Section 2.12 (whether as part of any Borrowing of Offshore Currency Loans or as part of any L/C Borrowing) and (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to the CD Rate Loan and ending on the date 30, 60, 90 or 180 days thereafter, as selected by the Borrowers' Agent on behalf of itself or another Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that: (i) if any Interest Period pertaining to a Eurocurrency Loan or CD Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Business Day of the ending calendar month of such Interest Period; and (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

    "ISSUING BANK" means BofA, in its capacity as issuer of Letters of Credit hereunder, and its successors in such capacity. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

    "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Applicable Percentage.

    "L/C AMENDMENT APPLICATION" means an amendment application form for amendments of outstanding performance or standby letters of credit as shall at any time be in use at BofA, as BofA shall request.

    "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at BofA, as BofA shall request.

    "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 2.12(b).

    "L/C COMMITMENT" means for each Bank the commitment to participate in Letters of Credit issued or outstanding pursuant to Article II and to make L/C Advances, in an aggregate amount not to exceed on any date the amount set forth with respect to such date opposite the Bank's name in
SCHEDULE 2.01) under the heading "L/C Commitment," as the same shall be reduced as a result of a reduction in the Aggregate L/C Commitment pursuant to Section 2.06 or as a result of any assignment pursuant to
Section 9.04; PROVIDED that each Bank's L/C Commitment is a part of its Commitment rather than a separate, independent commitment.

    "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit, PLUS (b) the amount of all unreimbursed drawings under all Letters of Credit, including all L/C Borrowings.

    "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other consents, waivers and other agreements and instruments entered into by any Borrower with (or in favor of) the Agent, the Issuing Bank or any of the Banks and relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances, and delivered to the Agent, the Issuing Bank or the Banks pursuant to the requirements of this Agreement or in connection with any Letter of Credit.

    "LENDING OFFICE" means with respect to each Bank, the office of such Bank designated as such on SCHEDULE 9.01 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

    "LETTER OF CREDIT" means a standby letter of credit issued pursuant to this Agreement.

    "LIBO RATE" means the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on Telerate display page 3750 (or such other display page on the Telerate System as may replace such page) for Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA and having a maturity comparable to such Interest Period, at approximately
11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (rounded upwards if necessary to the next 1/16 of 1%). In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in Dollars or in the applicable Offshore Currency approximately equal in principal amount to such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market (or other applicable offshore interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

    "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

    "LOAN DOCUMENTS" means this Agreement, the L/C-Related Documents and any and all other consents, waivers, documents, agreements, instruments and certificates delivered to the Agent, the Issuing Bank or the Banks in connection herewith or therewith.

    "LOANS" means the loans and L/C Advances made by the Banks to the Borrowers pursuant to this Agreement.

    "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U promulgated by the Board.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Banks pursuant to this Agreement.

    "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

    "MATURITY DATE" means the fifth anniversary of the date of this agreement or such earlier date on which the Commitments terminate as provided herein.

    "MOODY'S" means Moody's Investors Service, Inc.

    "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

    "NOTICE OF BORROWING" means a notice given by the Borrowers' Agent on behalf of itself or another Borrower to the Agent pursuant to
Section 2.03, in substantially the form of EXHIBIT C.

    "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Borrowers' Agent on behalf of itself or another Borrower to the Agent pursuant to Section 2.04, in substantially the form of EXHIBIT D.

    "OFFSHORE CURRENCY" means at any time English pounds sterling, French francs, German deutsche marks, Italian lira and any Agreed
Alternate Currency.

    "OFFSHORE CURRENCY COMMITMENT" means $50,000,000. The Offshore Currency Commitment is part of the Total Commitment rather than a separate, independent Commitment.

    "OFFSHORE CURRENCY L/C OBLIGATIONS" means any L/C Obligations denominated in an Offshore Currency or in Offshore Currencies.

    "OFFSHORE CURRENCY LOAN" means any Eurocurrency Loan denominated in an Offshore Currency.

    "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

    "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

    "OVERNIGHT RATE" means, for any day, (a) the rate of interest per annum, as determined by the Agent, at which overnight deposits in the relevant Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch (or other applicable office, as selected by the Agent) to major banks in the London or other applicable offshore interbank market; or (b), if no such overnight deposits are offered by BofA in any Offshore Currency, the rate of interest per annum, as determined by the Agent, equal to the cost of funding the amount with respect to which such rate is being determined for such day.

    "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

    "PERMITTED ENCUMBRANCES" means:

    (a) Liens imposed by law by any Governmental Authority for taxes that are not yet due or are being contested in compliance with Section 5.04;

    (b) carriers', warehousemen's, mechanics', material men's, repairmen's and other like Liens imposed by law, and any other involuntary, statutory or common law Lien arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

    (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

    (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

    (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

    (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

    (g) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit arising by operation of law in connection with arrangements entered into with banks in the ordinary course of business;

    (h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (i) leases or subleases and licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of the Company or its Subsidiaries taken as a whole, and any interest or title of any lessor or licensor under any lease or license;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

    "PERMITTED SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company which is subordinated (on terms satisfactory to the Agent and the Required Banks) to the Indebtedness of the Borrowers owing or arising under this Agreement and the other Loan Documents, including the Company's 6% Convertible Subordinated Notes due 2001.

    "PERSON" means any natural person, corporation, limited liability company, joint venture, association, company, partnership, Governmental Authority or other entity.

    "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "REFERENCE RATE" means the rate of interest per annum publicly announced from time to time by BofA as its "reference rate" in effect at its principal office in San Francisco; each change in the Reference Rate shall be effective from and including the date on which a change in the reference rate is publicly announced as being effective.

    "REGISTER" has the meaning set forth in subsection 9.04(c).

    "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

    "REQUIRED BANKS" means at any time Banks then holding in excess of 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 66-2/3% of the Commitments.

    "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

    "REVOLVING LOAN" has the meaning set forth in subsection 2.01.

    "S&P" means Standard & Poor's Rating Group of Standard & Poor's
Corporation.

    "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

    "SPECIAL PURPOSE SUBSIDIARY" shall mean any bankruptcy remote special purpose subsidiary of the Company formed for the purpose of selling undivided interests in accounts receivable and/or other assets transferred by the Company and/or any of its Subsidiaries to such subsidiary for financing purposes, including Solectron Funding Corporation, a corporation to be organized under the laws of the State of Delaware.

    "SPOT RATE" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its Foreign Exchange Trading Center located in San Francisco, California, at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

    "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

    "Subsidiary" means any subsidiary of the Company and any Special Purpose Subsidiary.

    "TAXES" means any and all present or future taxes, levies, deposits, duties, deductions, charges or withholdings imposed by any Governmental Authority.

    "TOTAL COMMITMENT" means, at any time, the aggregate amount of Commitments in effect at such time.

    "TRANSACTIONS" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

    "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the CD Rate.

    "UNFRIENDLY ACQUISITION" means any Acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired. For purposes of this definition, "ACQUISITION" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a subsidiary, or (b) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) in which the Company or a Subsidiary is the surviving entity.

    "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part l of Subtitle E of Title IV of ERISA.

2. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G. a "Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurocurrency Borrowing") or by Class and Type (E.G., a "Eurocurrency Revolving Borrowing").

3. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns. (c) the words "herein", "hereof and hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property'" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including all securities, accounts and contract rights. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion." This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

4. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.



II.  THE CREDITS

1.  AMOUNTS AND TERMS OF COMMITMENTS.

   (a) THE REVOLVING CREDIT. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans in Dollars or an Offshore Currency to the Company, and (subject to compliance with subsection 2.01(b)) in an Offshore Currency to each Additional Borrower (each such Loan, sometimes referred to as a "Revolving Loan" and, collectively, the "Revolving Loans") from time to time on any Business Day during the Availability Period, in an aggregate amount (determined in Dollars, including, when applicable, in accordance with the Equivalent Amount of any requested and outstanding Offshore Currency Loans pursuant to subsection 2.05(a)) not to exceed at any time outstanding the Dollar amount set forth opposite such Bank's name in
SCHEDULE 2.01 under the heading "Commitment" (such amount as the same may be reduced as a result of a reduction in the Commitments pursuant to
Section 2.06 or as a result of any assignment pursuant to Section 9.04, such Bank's "COMMITMENT"); PROVIDED, HOWEVER, that the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations shall not exceed the Total Commitment; PROVIDED FURTHER that the Effective Amount of all Offshore Currency Loans shall not exceed the Offshore Currency Commitment; and PROVIDED FURTHER, that the Effective Amount of the Revolving Loans of any Bank PLUS the participation of such Bank in the Effective Amount of all L/C Obligations shall not exceed such Bank's Commitment. Revolving Loans may be made in Dollars (in the case of ABR Loans and CD Rate Loans) and in Dollars or Offshore Currencies (in the case of Eurocurrency Loans and Letters of Credit). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may from time to time borrow under this subsection 2.01(a), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.01(a). The Total Commitment on the date of this Agreement is $100,000,000 and is allocated among the Banks as set forth in SCHEDULE 2.01.

   (b) ADDITIONAL BORROWERS. The Banks and the Agent in their sole discretion may hereafter agree that a Subsidiary that becomes a party hereto after the Closing Date pursuant to Section 5.09 (an "ADDITIONAL BORROWER") shall be entitled to request Offshore Currency Loans and Letters of Credit denominated in an Offshore Currency hereunder. The parties hereto acknowledge and agree that prior to any Additional Borrower so becoming entitled to utilize the credit facilities provided for herein the Agent and the Banks shall have first received (i) an Additional Borrower Request and Assumption Agreement as provided in
Section 5.09, (ii) the parent guaranty specified in Section 5.09, and
(iii) such other documents or information (including a legal opinion covering such matters as the Agent or any Bank may reasonably request), in form and substance satisfactory to the Agent and the Banks, as may be required by the Agent or any of the Banks in their sole discretion. If the Agent and the Banks shall agree that an Additional Borrower shall be entitled to request Revolving Loans and Letters of Credit hereunder, the Agent shall send a notice in substantially the form of EXHIBIT E (an "Additional Borrower Notice") to the Borrowers' Agent and the Banks designating the effective date thereof, whereupon each of the Banks agrees to permit such Additional Borrower to request Offshore Currency Loans, and the Issuing Bank and the Banks agree to permit such Additional Borrower to request Letters of Credit in an Offshore Currency, on the terms and conditions set forth herein, and each of the parties agrees that such Additional Borrower otherwise shall be a Borrower for all purposes of this Agreement.

2. LOAN ACCOUNTS. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be PRIMA FACIE evidence as to the amount of the Loans made by the Banks to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans. In case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded.

3.  PROCEDURE FOR BORROWING.

    (a) Each Borrowing shall be made upon the Borrowers' Agent's irrevocable written notice delivered to the Agent in accordance with
Section 9.01 in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) five Business Days prior to the requested Borrowing date, in the case of Offshore Currency Loans; (ii) three Business Days prior to the requested Borrowing date, in the case of CD Rate Loans and Eurocurrency Loans denominated in Dollars; and (iii) one Business Day prior to the requested Borrowing date, in the case of ABR Loans, specifying in each case: (1) the identity of the Borrower; (2) the amount of the Borrowing (in the case of a Borrowing in an Offshore Currency, expressed in Dollars), which shall be in an aggregate minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof;
(3) the requested Borrowing date, which shall be a Business Day;
(4) whether the Borrowing is to be comprised of Eurocurrency Loans, CD Rate Loans or ABR Loans; (5) in the case of a Borrowing comprised of Offshore Currency Loans, the currency thereof; and (6) the duration of the Interest Period applicable to such Loans included in such notice.
If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of CD Rate Loans or Eurocurrency Loans, such Interest Period shall be 90 days or three months, respectively. The Equivalent Amount of any Borrowing in an Offshore Currency requested in Dollars as provided above will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.05(a).

   (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Applicable Percentage of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will consist of the approximate amount of each Bank's Applicable Percentage of the Borrowing, and the Agent will, upon the determination of the Equivalent Amount of the Dollar amount of the Borrowing as specified in the Notice of Borrowing (determined on the Computation Date as provided in subsection 2.05(a)), promptly notify each Bank of the exact amount of such Bank's Applicable Percentage of the Borrowing.

   (c) Each Bank will make the amount of its Applicable Percentage of the Borrowing available to the Agent for the account of the applicable Borrower at the Agent's Payment Office on the Borrowing date requested by the Borrowers' Agent in Same Day Funds and in the requested currency
(i) in the case of a Borrowing comprised of Revolving Loans in Dollars, by 11:00 a.m. (San Francisco time), and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Agent may specify. The proceeds of all such Revolving Loans will then be made available to the applicable Borrower by the Agent by wire transfer or by crediting the account of the applicable Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the reimbursement of any outstanding drawings under Letters of Credit pursuant to Section 2.12, in which case such proceeds or portion thereof shall be applied to the reimbursement of such Letter of Credit drawings.

   (d) After giving effect to any Borrowing, there shall not be more than six different Interest Periods in effect.

4. CONVERSION AND CONTINUATION ELECTIONS. (a) The Borrowers' Agent may upon irrevocable written notice to the Agent in accordance with subsection 2.04(b): (i) elect to convert on any Business Day, any ABR Loans of a Borrower (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Eurocurrency Loans in Dollars or CD Rate Loans; (ii) elect to convert on the last day of the current Interest Period any Eurocurrency Loans in Dollars maturing at the end of such Interest Period (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into ABR Loans or CD Rate Loans; (iii) elect to convert on the last day of the current Interest Period any CD Rate Loans maturing at the end of such Interest Period (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into ABR Loans or Eurocurrency Loans in Dollars; or (iv) elect to renew on the last day of the current Interest Period any Eurocurrency Loans of a Borrower (whether in Dollars or in an Offshore Currency) or CD Rate Loans maturing at the end of such Interest Period as such (or any part thereof in an amount not less than $5,000,000 (or the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date), or that is in an integral multiple of $1,000,000 (or the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date) in excess thereof in the same currency; PROVIDED, that if the aggregate amount of CD Rate Loans or Eurocurrency Loans denominated in Dollars shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such CD Rate Loans or Eurocurrency Loans shall automatically convert into ABR Loans, and on and after such date the right of the Borrowers' Agent to continue such Loans as, and convert such Loans into, Eurocurrency Loans or CD Rate Loans, as the case may be, on behalf of itself or any other Borrower, shall terminate.

   (a) The Borrowers' Agent shall deliver a Notice of Conversion/ Continuation in accordance with Section 9.01 to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) at least five Business Days in advance of the continuation date, if the Loans are to be continued as Offshore Currency Loans; (ii) at least three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as CD Rate Loans or Eurocurrency Loans denominated in Dollars; and (iii) at least one Business Day in advance of the Conversion Date, if the Loans are to be converted into ABR Loans, specifying in each case: (A) the Loans to be continued or converted;
(B) the proposed Conversion Date or continuation date; (C) the aggregate amount of Loans to be converted or continued; (D) the nature of the proposed conversion or continuation; and (E) the duration of any requested Interest Period.

   (b) If the Borrowers' Agent has failed to select a new Interest Period to be applicable to CD Rate Loans or Eurocurrency Loans denominated in Dollars prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, the Borrowers' Agent shall be deemed to have elected to convert such CD Rate Loans or Eurocurrency Loans into ABR Loans effective as of the expiration date of such current Interest Period. If the Borrowers' Agent has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fifth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.05(d), the Borrowers' Agent shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one-month Interest Period.

   (c) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Borrowers' Agent, the Agent will promptly notify each Bank of the details of any automatic conversion or continuation, as the case may be. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

   (d) Unless the Required Banks shall otherwise agree, during the existence of a Default or Event of Default, the Borrowers' Agent may not elect to have a Loan in Dollars converted into or continued as a Eurocurrency Loan or a CD Rate Loan or to have an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

   (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than six different Interest Periods in effect.

5. UTILIZATION OF REVOLVING COMMITMENTS IN OFFSHORE CURRENCIES. (a) The Agent shall determine the Equivalent Amount with respect to any
(i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing date, (ii) outstanding Offshore Currency Loans or other amounts due hereunder and denominated in an Offshore Currency as of the last Business Day of each calendar quarter, (iii) Letters of Credit to be issued in an Offshore Currency as of the requested date of issuance,
(iv) outstanding Letters of Credit denominated in an Offshore Currency as of the last Business Day of each calendar quarter, and
(v) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.05 or Section 2.28 or Section 2.30 (each such date under clauses (i) through (v) a "Computation Date"), PROVIDED that the Required Banks may in writing instruct the Agent to determine such Equivalent Amount as of a date in addition to the last Business Day of each month, and the Issuing Bank may in writing instruct the Agent to determine such Equivalent Amount as of a conversion date (if not on the last Banking Day of a month) in connection with a redenomination of any amounts payable in an Offshore Currency pursuant to subsection 2.12(b), in which case such alternative date or dates shall also be a Computation Date or Dates.

   (a) In the case of a proposed Borrowing pursuant to Section 2.03 comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from any of the Banks by 8:00 a.m. (San Francisco time) four Business Days prior to the day of such Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Borrowers' Agent not later than 9:00 a.m. (San Francisco time) on the fourth Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrowers' Agent that any such Borrowing in a requested Offshore Currency is not then available, the Borrowers' Agent may, by notice to the Agent not later than the 5:00 p.m. (San Francisco time) four Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrowers' Agent does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank.
 If the Borrowers' Agent does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing comprised of ABR Loans in an aggregate amount equal to amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Borrowing in Dollars and such Bank's Applicable Percentage thereof.

   (b) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Banks by 8:00 a.m. (San Francisco time) four Business Days prior to the day of such continuation that such Bank cannot continue to provide Loans in the relevant Offshore Currency, in which event the Agent will give notice to the Borrowers' Agent not later than 9:00 a.m. (San Francisco time) on the fourth Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrowers' Agent that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into ABR Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent shall promptly notify the Borrowers' Agent and the Banks of any such redenomination and in such notice by the Agent to each Bank the Agent will state the aggregate Equivalent Amount of the redenominated Offshore Currency Loans in Dollars as of the Computation Date with respect thereto and such Bank's Applicable Percentage thereof.

   (c) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Required Banks all or any part of any outstanding Offshore Currency Loans shall be redenominated into ABR Loans in Dollars with effect from the last day of the Interest Period, with respect to any such Offshore Currency Loans, and all or any part of any other outstanding amount payable in an Offshore Currency shall be redenominated into Dollars on the date specified by the Required Banks. The Agent shall promptly notify the Borrowers' Agent of any such redenomination request.

   (d) The Borrowers' Agent shall be entitled to request that Revolving Loans hereunder also be permitted to be made, and Letters of Credit hereunder also be permitted to be issued, in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of all of the Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "AGREED ALTERNATE CURRENCY"). The Borrowers' Agent shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with
Section 9.01, to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternate Currency or any Letter of Credit proposed to be issued hereunder in such Agreed Alternate Currency. Upon receipt of any such request the Agent shall promptly notify the Banks thereof, and each Bank shall use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion, and each of the Borrowers understands that there is no commitment by or understanding with any Bank with respect to the approval of any Agreed Alternate Currency. The Agent will promptly notify the Borrowers' Agent of the acceptance (which shall require the approval of ALL Banks) or rejection of any such request.

6. VOLUNTARY TERMINATION OR REDUCTION OF TOTAL COMMITMENT. The Borrowers' Agent may, on behalf of the Borrowers, upon not less than five Business Days' prior notice to the Agent, terminate the Total Commitment (including the Aggregate L/C Commitment and Offshore Currency Commitment) or permanently reduce the Total Commitment (including the Aggregate L/C Commitment and Offshore Currency Commitment if specified by the Borrowers' Agent) by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000; PROVIDED that no such reduction or termination shall be permitted if the Effective Amount of Revolving Loans and L/C Obligations would exceed the amount of the Total Commitment then in effect; and PROVIDED FURTHER that once reduced in accordance with this Section 2.06, the Total Commitment may not be increased. Any reduction of the Total Commitment and the Aggregate L/C Commitment pursuant to this Section 2.06 shall be applied to each Bank's Commitment and L/C Commitment in accordance with such Bank's Applicable Percentage. The amount of any such Total Commitment reduction shall not be applied to the Aggregate L/C Commitment or the Offshore Currency Commitment unless otherwise specified by the Borrower. All accrued commitment and letter of credit fees to, but not including, the effective date of any such termination shall be payable on the effective date of such termination.

7. PREPAYMENTS. (a) Subject to Section 2.29, the Borrowers' Agent may, on behalf of itself or the applicable Borrower, at any time or from time to time, ratably prepay Loans made to it in whole or in part, in amounts of $1,000,000 (or, in the case of Offshore Currency Loans, the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date with respect thereto) or any multiple of $1,000,000 (or, in the case of Offshore Currency Loans, the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date with respect thereto) in excess thereof. The Borrowers' Agent shall deliver a notice of prepayment on behalf of itself or the applicable Borrower in accordance with
Section 9.01 to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) at least five Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans,
(ii) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are CD Rate or Eurocurrency Loans denominated in Dollars, and (iii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are ABR Loans.

   (a) Subject to subsection 2.07(c) and Section 2.29, if on any date the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations shall exceed the Total Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess. Additionally, subject to subsection 2.07(c), (i) if on any date the Effective Amount of L/C Obligations shall exceed the Aggregate L/C Commitment, the Borrowers shall cash collateralize, in Dollars, on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment (in the case of any Offshore Currency L/C Obligations, such amounts to be determined on the basis of the Equivalent Amount thereof in Dollars as of the most recent Computation
Date); and (ii) if on any date the Effective Amount of all Offshore Currency Loans and the Effective Amount of all Offshore Currency L/C Obligations (in each case, determined on the basis of the Equivalent Amount thereof in Dollars as of the most recent Computation Date) shall exceed the Offshore Currency Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding amount of the Offshore Currency Loans and the Offshore Currency L/C Advances by an amount equal to the applicable excess.

   (b) Subject to Section 2.29, if on any Computation Date the Agent shall have determined that the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations shall exceed the Total Commitment by more than $100,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, the Agent shall give notice to the Borrowers' Agent that a prepayment by the Borrowers is required hereunder, and the Borrowers shall thereupon be required to make a prepayment of Revolving Loans and L/C Advances hereunder, such that the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations (after giving effect to such prepayment) will be equal to or less than the Total Commitment.

   (c) Any notice of prepayment given by the Borrowers' Agent under subsection 2.07(a) shall specify the date and amount of the proposed prepayment. In connection with any prepayment pursuant to this Section 2.07, the Borrowers' Agent shall specify whether such prepayment is of ABR Loans, CD Rate Loans or Eurocurrency Loans, or any combination thereof, and identify any Offshore Currency Loans that are the subject of the prepayment and shall identify the Borrower or Borrowers making the prepayment. Any notice of prepayment given by the Borrowers' Agent under subsection 2.07(a) shall not thereafter be revocable by the Borrowers' Agent. The Agent will promptly notify each Bank of any proposed prepayment and of such Bank's Applicable Percentage of such prepayment.

   (d) If any notice of prepayment is given, the Borrowers shall make the prepayment described in such notice and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 2.29.

8. REPAYMENT. Each Borrower shall repay to the Banks in full on the Maturity Date the aggregate principal amount of the Revolving Loans made to such Borrower outstanding on the Maturity Date.

9.  INTEREST.

   (a) Subject to Section 9.14, each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due (i) during such periods as such Revolving Loan is a Eurocurrency Loan, at a rate per annum equal during each Interest Period for such Eurocurrency Loan to the Adjusted LIBO Rate for such Interest Period PLUS the Applicable Margin, (ii) during such periods as such Revolving Loan is a CD Rate Loan, at a rate per annum equal during each Interest Period for such CD Rate Loan to the CD Rate for such Interest Period PLUS the Applicable Margin, and (iii) during such periods as such Revolving Loan is an ABR Loan, at a rate per annum equal to the Alternate Base Rate PLUS the Applicable Margin.

   (b) Each Borrower agrees to pay interest on each Loan made to it, in arrears, on each Interest Payment Date. Interest shall also be paid by each Borrower on the date of any prepayment of Loans pursuant to Section
2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

   (c) If any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any of the other Loan Documents by any Borrower is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), such Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a rate per annum equal to the Alternate Base Rate PLUS 1%.

10. THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein (i) the Issuing Bank hereby agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Maturity Date to issue Letters of Credit for the account of any Borrower in accordance with subsection 2.11(a), and to amend or renew Letters of Credit previously issued by it in accordance with subsections 2.11(c) and 2.11(d), in an aggregate amount (determined in Dollars, including, when applicable, in accordance with the Equivalent Amount of any requested and outstanding Letters of Credit denominated in Offshore Currencies pursuant to subsection 2.05(a)) not to exceed at any time the Aggregate L/C Commitment, and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of any Borrower; PROVIDED, that the Issuing Bank shall not be obligated to issue any Letter of Credit if
(1) the Effective Amount of all L/C Obligations PLUS the Effective Amount of all Revolving Loans shall exceed the Total Commitment, (2) the Effective Amount of all Offshore Currency L/C Obligations PLUS the Effective Amount of all Offshore Currency Loans (in each case, determined on the basis of the Equivalent Amount thereof in Dollars as of the most recent Computation Date) shall exceed the Offshore Currency Commitment, (3) the participation of any Bank in the Effective Amount of all L/C Obligations PLUS the Effective Amount of the Revolving Loans of such Bank shall exceed such Bank's Commitment, or (4) the Effective Amount of L/C Obligations shall exceed the Aggregate L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

   (a) The Issuing Bank shall be under no obligation to issue, amend or reinstate any Letter of Credit if:

       (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing, amending or reinstating such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, amendment or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

       (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrowers' Agent, at least one Business Day prior to the requested date of issuance, amendment or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 4.02 is not then satisfied;

       (iii)  the expiry date of any requested Letter of Credit is
(A) more than 365 days after the date of issuance, unless the Required Banks have approved such expiry date in writing, or (B) more than 365 days after the Maturity Date, unless all of the Banks have approved such expiry date in writing; PROVIDED, that a Letter of Credit may state that the expiry date thereof is extendible for an additional term as shall be satisfactory to the Issuing Bank (either upon prior notice or automatically) so long as the next succeeding additional term at any time is not more than 365 days;

       (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

       (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

       (vi) such Letter of Credit is (A) in a face amount less than $1,000,000 (or the Equivalent Amount thereof in an Offshore Currency, as determined as of the Computation Date for an Offshore Currency Letter of Credit), (B) to be used to support workers' compensation obligations,
(C) to be used to support the obligations of any Person other than the Borrowers and the Subsidiaries, or (D) denominated in a currency other than Dollars or an Offshore Currency; or

       (vii) in respect of any Letter of Credit to be denominated in an Offshore Currency, the Issuing Bank has determined that it is unable to fund obligations in the requested Offshore Currency.

   (b) The Issuing Bank will use its best efforts promptly following receipt of a request to issue, amend or reinstate a Letter of Credit to notify the Agent and the Borrowers' Agent of any unreimbursed material loss, cost or expense imposed on the Issuing Bank referred to in subsection (b)(i) above that may prevent such issuance, amendment or reinstatement from occurring as provided in this Article II, PROVIDED that any failure to provide such notice shall not impose any additional obligations under this Article II.

11. ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrowers' Agent received by the Issuing Bank (with a copy sent by the Borrowers' Agent to the Agent) at least four Business Days (or in each case such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit (and applicable Offshore Currency, if such Letter of Credit is not denominated in Dollars); (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the identity of the Person whose obligations will be supported by such Letter of Credit (which, if other than the Borrower, must be a Subsidiary); and (viii) such other matters as the Issuing Bank may require. The Equivalent Amount of any Letter of Credit to be denominated in an Offshore Currency as provided above will be determined by the Agent for such Letter of Credit on the Computation Date therefor in accordance with subsection 2.05(a).

   (a) Not more than one Business Day following receipt of any request for the issuance of any Letter of Credit or any amendment or renewal of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrowers' Agent and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue, amend or renew a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue, amend or renew such Letter of Credit because such issuance, amendment or renewal is not then permitted under subsection 2.10(a) as a result of the limitations set forth in clauses
(1) through (4) thereof or subsection 2.10(b)(iii); or (B) that one or more conditions specified in Section 4.02 are not then satisfied; THEN, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or amend or renew a Letter of Credit, as the case may be, in accordance with the Issuing Bank's usual and customary business practices.

   (b) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank will, upon the written request of the Borrowers' Agent received by the Issuing Bank (with a copy sent by the Borrowers' Agent to the Agent) at least four Business Days (or in each case such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit, and shall not permit the amendment of a Letter of Credit, if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

   (c) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Borrowers' Agent and upon the written request of the Borrowers' Agent received by the Issuing Bank (with a copy sent by the Borrowers' Agent to the Agent) at least four Business Days (or in each case such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit, and shall not permit any renewal (including any automatic renewal of a Letter of Credit), if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 2.11(d) upon the request of the Borrowers' Agent but the Issuing Bank shall not have received any L/C Amendment Application from the Borrowers' Agent with respect to such renewal or other written direction by the Borrowers' Agent with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrowers and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrowers' Agent requesting such renewal.

   (d) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, or take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

  (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

       (i) The Issuing Bank will also deliver to the Agent, concurrently with or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

       (ii) The Agent will promptly notify the Banks of the issuance, amendment or renewal of a Letter of Credit hereunder (including the date thereof and the amount, currency, expiry and reference number of such Letter of Credit).

12. PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase and accept from the Issuing Bank, for such Bank's own account and risk, an undivided interest and participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Applicable Percentage of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.10(a), each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

   (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrowers' Agent, the applicable Borrower and the Agent. The applicable Borrower shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Letter of Credit, in an amount equal to the amount paid by the Issuing Bank on such date under such Letter of Credit, in the currency in which such Letter of Credit is payable; PROVIDED that the Issuing Bank may at its election (a "CONVERSION ELECTION"), require payment in respect of any Letter of Credit payable in an Offshore Currency to be made in Dollars in an amount equal to the Equivalent Amount in Dollars as of the date of payment by the Issuing Bank on such Letter of Credit. Such reimbursement shall be made by the applicable Borrower prior to 9:00 a.m. (San Francisco time) on such payment date in the case of payments to be made in Dollars (whether originally payable in Dollars or redenominated into Dollars as a result of a Conversion Election), and no later than the time specified by the Issuing Bank on such payment date in the case of payments to be made in an Offshore Currency. In the event the applicable Borrower shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the required time as provided above on the same date such drawing is honored by the Issuing Bank, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Bank thereof (including the amount and currency of the drawing and such Bank's Commitment Percentage thereof), and the applicable Borrower shall be deemed to have requested that (i) ABR Loans be made by the Banks in the case of any reimbursement obligation in Dollars, or (ii) Offshore Currency Loans be made in the currency of any outstanding reimbursement obligations in an Offshore Currency, on the basis of a one week Interest Period, to be disbursed on the date of payment by the Issuing Bank under such Letter of Credit, subject to the amount of the unutilized portion of the Total Commitment and subject to the conditions set forth in Section 4.02. Each of the Borrowers hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the minimum borrowing amount limitations set forth in
Section 2.03 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant hereto may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

   (b) Each Bank shall upon receipt of any notice pursuant to subsection 2.12(b) make available to the Agent for the account of the relevant Issuing Bank an amount in the specified currency and in Same Day Funds equal to its Applicable Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 2.12(d)) each be deemed to have made a Revolving Loan consisting of an ABR Loan or Offshore Currency Loan, as the case may be, to the applicable Borrower in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Applicable Percentage of the amount of the drawing on the date such drawing was honored by the Issuing Bank (the "PARTICIPATION DATE"), in the case of a drawing in to be reimbursed in Dollars (whether originally payable in Dollars or redenominated into Dollars as a result of a Conversion Election), by no later than 12:00 noon (San Francisco time), and in the case of a drawing to be reimbursed in an Offshore Currency, by such time as the Agent may specify, then interest shall accrue on such Bank's obligation to make such payment, from the Participation Date to the date such Bank makes such payment, at
(i), in the case of payments to be made in Dollars, (A) the Federal Funds Effective Rate in effect from time to time during the period commencing on the Participation Date and ending on the date three Business Days thereafter, and (B) thereafter at the Alternate Base Rate as in effect from time to time, and (ii) in the case of payment to be made in an Offshore Currency, at the Overnight Rate, as in effect for each day during the period such amount remains unpaid. The Agent will promptly give notice of the occurrence of the Participation Date, but failure of the Agent to give any such notice on the Participation Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 2.12.

   (c) With respect to any unreimbursed drawing which is not converted into Revolving Loans consisting of ABR Loans or Offshore Currency Loans, as the case may be, to the applicable Borrower in whole or in part, because of such Borrower's failure to satisfy the conditions set forth in Section 4.02 or for any other reason, such Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and (i) if denominated in Dollars, shall bear interest at the rate specified in subsection 2.09(c) for overdue amounts payable in Dollars, and (ii) if denominated in an Offshore Currency, shall initially have a one week Interest Period and bear interest at the rate specified in subsection 2.09(c) for overdue amounts payable in an Offshore Currency and each Bank's payment to the Issuing Bank pursuant to subsection 2.12(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 2.12.

   (d) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 2.12, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

13. AUTOMATIC RENEWALS. If any outstanding Letter of Credit for the account of any Borrower shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with subsection 2.11(d) upon the request of the Borrowers' Agent but the Issuing Bank shall not have received any L/C Amendment Application from the Borrowers' Agent with respect to such renewal or other written direction by the Borrowers' Agent with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and, notwithstanding anything in this Agreement to the contrary, the Borrowers and the Banks hereby authorize such renewal (unless the Required Banks notify the Agent and the Issuing Bank in writing that non-renewal of any Letter of Credit is desired and such notice is received by the Agent and the Issuing Bank no less than 30 days prior to the last date on which the Issuing Bank is entitled to notify the beneficiary of any such Letter of Credit of its non-renewal), and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrowers' Agent requesting such renewal.

14. REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from a Borrower
(i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has theretofore paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 2.12, or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds and currency so received by the Agent for the account of the Issuing Bank, the amount of such Bank's Applicable Percentage thereof, and the Issuing Bank shall receive the amount of the Applicable Percentage thereof with respect to any Bank that did not so pay the Agent for the account of the Issuing Bank.

   (a) If the Agent or the Issuing Bank is required at any time to return to any Borrower or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 2.14(a) in reimbursement of a payment made under the Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Applicable Percentage of any amounts so returned by the Agent or the Issuing Bank and in the currency in which any such amounts were so returned PLUS interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to (i) the Federal Funds Effective Rate in effect from time to time with respect to any such amounts denominated in Dollars, and (ii) the Overnight Rate with respect to any amounts denominated in an Offshore Currency, for and determined as of each day during such period.

15. ROLE OF THE ISSUING BANK. (a) Each of the Banks and the Borrowers agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

   (a) No Agent/IB-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

   (b) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent/IB-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.10(b); PROVIDED, HOWEVER, anything in such clauses to the contrary notwithstanding, that such Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

16. OBLIGATIONS ABSOLUTE. The obligations of each Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:
(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents in accordance with their terms; (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; (vi) any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of any Borrower in respect of any Letter of Credit; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

17. CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, (ii) the occurrence of the Maturity Date, if any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) the occurrence of the circumstances described in subsection 2.07(b) requiring any Borrower to cash collateralize Letters of Credit, such Borrower shall immediately pay over cash, in Dollars, in an amount equal to the L/C Obligations of such Borrower to the Agent for the benefit of the Banks to be held by the Agent as cash collateral subject to the terms of this Section 2.17. Such amount, together with any amount received by the Agent in respect of outstanding Letters of Credit pursuant to Article VII and any additional amounts received by the Agent as provided in this Section 2.17, when received by the Agent, shall be held by the Agent in a cash collateral account opened by the Agent as cash collateral for the reimbursement obligations of the applicable Borrower under this Agreement in respect of the L/C Obligations of such Borrower and for the other Obligations. In connection with any such amounts to be paid over to the Agent as cash collateral for Offshore Currency L/C Obligations then outstanding, the amount of cash collateral to be paid over with respect thereto and held as part of the cash collateral pursuant to this Section 2.17 shall be determined on the basis of the Equivalent Amount thereof in Dollars as of the most recent Computation Date. Each Borrower shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully cash collateralized (in the case of any Offshore Currency L/C Obligations, the amounts thereof from time to time to be determined on the basis of the Equivalent Amount thereof in Dollars as of the most recent Computation Date), PROVIDED that no such additional pledge shall be required at any time that the shortfall in the amount of the required cash collateral results from a change in applicable rates of exchange between Dollars and Offshore Currencies and such shortfall shall not exceed at such time $100,000. Such cash collateral shall bear interest at a rate per annum equal at all times to the rate specified by BofA as its money market rate, and shall be credited to such cash collateral account monthly, PROVIDED that no interest shall be payable on such cash collateral while an Event of Default exists hereunder. Amounts held in such cash collateral account shall be applied by the Agent to the reimbursement of the Issuing Bank for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all L/C Obligations shall have been satisfied and all other Obligations of the Borrowers hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers. The Borrowers hereby grant the Agent (for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks) a security interest in all such cash collateral. The Borrowers shall execute such further agreements, documents, instruments or financing statements as the Agent reasonably deems necessary in connection therewith.

18. LETTER OF CREDIT FEES. (a) The Company agrees to pay to the Agent for the account of each of the Banks a letter of credit fee, in Dollars, with respect to the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent equal to the applicable rate per annum set forth in Annex I. (For the sake of clarity, a Letter of Credit which is a "financial standby letter of credit" within the meaning of Parts 208 and 225 of 12 Code of Federal Regulations shall accrue fees at the applicable rate per annum set forth under the heading "Financial Standby Letter of Credit Fees" in the pricing grid attached as Annex I, and a Letter of Credit which is a "performance standby letter of credit" within the meaning of Parts 208 and 225 of 12 Code of Federal Regulations shall accrue fees at the applicable rate per annum set forth under the heading "Performance Standby Letter of Credit Fees" in such pricing grid). Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Maturity Date (or such expiration date). For purposes of determining the average daily maximum amount available to be drawn on the outstanding Letters of Credit in order to calculate the letter of credit fee due under this subsection 2.18(a), the amount of any Letter of Credit in an Offshore Currency on any date shall be determined based upon the Equivalent Amount in Dollars thereof as of the most recent Computation Date pursuant to subsection 2.05(a) with respect to such Letter of Credit.

   (a) The Company agrees to pay to the Agent for the account of the Issuing Bank a letter of credit fronting fee, in Dollars, for each standby Letter of Credit issued by the Issuing Bank equal to 0.125% of the face amount of such standby Letter of Credit. Such standby Letter of Credit fronting fee shall be due and payable on each date of issuance of a standby Letter of Credit and, if such Letter of Credit is in an Offshore Currency, the amount thereof shall be determined based upon the Equivalent Amount in Dollars thereof as of the initial Computation Date pursuant to subsection 2.05(a) with respect to such standby Letter of Credit.

   (b) The Company agrees to pay to the Issuing Bank from time to time on demand the normal and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby letters of credit as from time to time in effect, in Dollars or in such Offshore Currency as the Issuing Bank shall specify.

   (c)  All fees payable under this Section 2.18 shall be nonrefundable.

19.  THE BORROWERS' AGENT.

   (a) Each of the Borrowers irrevocably appoints, designates and authorizes the Borrowers' Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Borrowers' Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact.

   (b) The Borrowers' Agent shall promptly forward to the Agent or the Borrowers, as appropriate, all notices, certificates, financial statements and reports received by it in the performance of its duties hereunder.

   (c) The Borrowers may, upon 30 days' notice to and with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Borrower to act as Borrowers' Agent and upon such appointment such successor Borrowers' Agent shall succeed to all the appointment, powers and duties of the retiring Borrowers' Agent and the term "Borrowers' Agent" shall mean such successor agent and the retiring Borrowers' Agent's rights, powers and duties as Borrowers' Agent shall be terminated.

   (d) The Borrowers' Agent shall perform its duties hereunder and under the other Loan Documents on behalf of the Borrowers. The action of the Borrowers' Agent shall in each case bind all the Borrowers, and any action taken by the Borrowers' Agent in the name of the Borrowers or any of them pursuant to this Agreement or any other Loan Document shall bind the Borrowers, whether or not such action has been duly authorized by such Borrowers.


20. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this Article II as if incorporated herein and shall apply to the Letters of Credit.

21.  OTHER FEES.

   (a) ARRANGEMENT FEE; AGENCY FEE. The Company shall pay to the Agent for the Agent's own account an arrangement fee and an agency fee, in each case in the amount and at the times set forth in a letter agreement between the Company and the Agent dated February 6, 1997.

   (b) COMMITMENT FEES. The Company agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the applicable rate per annum set forth on Annex I. Such commitment fee shall accrue from the Closing Date through the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the first such date after the Closing Date through the Maturity Date, with the final payment to be made on the Maturity Date; PROVIDED that, in connection with any termination of Commitments pursuant to Section 2.06, the accrued commitment fee calculated for the period ending on such date shall be paid on the date of such termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

   (c) FEES NONREFUNDABLE. All fees payable under this Section 2.21 shall be nonrefundable.

22.  COMPUTATION OF FEES AND INTEREST.

   (a) All computations of interest payable in respect of ABR Loans at all times that the Alternate Base Rate is determined by BofA's Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

   (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the commitment fee due under Section 2.21(b), (i) the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Equivalent Amount in Dollars thereof as of the most recent Computation Date pursuant to subsection 2.05(a) with respect to such Offshore Currency Loan, and (ii) each Bank's Revolving Commitment shall be considered used on any date to the extent of its participation on such date in any Letter of Credit and any L/C Advance made by it, and for such purposes the amount of its participation in any outstanding Letter of Credit in an Offshore Currency or any L/C Advance constituting an Offshore Currency Loan on any date shall be determined based upon the Equivalent Amount in Dollars thereof as of the most recent Computation Date pursuant to subsection 2.05(a) with respect to such Letter of Credit or L/C Advance.

   (c) The Agent will, with reasonable promptness, notify the Borrowers' Agent and the Banks of each determination of Adjusted LIBO Rate or of a CD Rate and each determination of the Equivalent Amount of outstanding Offshore Currency Loans and other outstanding amounts denominated in an Offshore Currency on any Computation Date as provided in subsection 2.05(a); PROVIDED that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a CD Rate Loan resulting from a change in the Reserve Percentage or the Assessment Rate (as such terms are defined in the definition of CD Rate herein) shall become effective as of the opening of business on the day on which such change in the Reserve Percentage or the Assessment Rate becomes effective. The Agent will with reasonable promptness notify the Borrowers' Agent and the Banks of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against the Agent.

   (d) Each determination of an interest rate and an Equivalent Amount by the Agent pursuant hereto shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

23. PAYMENTS BY THE BORROWERS. (a) All payments (including prepayments) to be made by any Borrower on account of principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided with respect to drawings under Letters of Credit and elsewhere herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office identified on SCHEDULE 9.01 or such other office as the Agent shall specify to the Borrowers' Agent in writing, with respect to principal of, interest on, and other amounts relating to, any Offshore Currency Loan, or any other Obligation payable in an Offshore Currency, in the Offshore Currency in which such Offshore Currency Loan or other Obligation is denominated or payable, and, with respect to all other amounts payable hereunder, except as otherwise expressly provided herein, in Dollars. Such payments shall be made in Same Day Funds, and
(i) in the case of Offshore Currency payments, no later than such time on the date specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Applicable Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds and currency as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) (in the case of any Dollar payments) or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

   (a) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

   (b) Unless the Agent shall have received notice from the Borrowers' Agent prior to the date on which any payment is due to the Banks hereunder that any Borrower will not make such payment in full as and when required hereunder, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent any such Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, as in effect for each such day.

24. PAYMENTS BY THE BANKS TO THE AGENT. (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Agent as and when required hereunder for the account of any Borrower the amount of that Bank's Applicable Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to any Borrower such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Effective Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for and determined as of each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.24(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Borrowers' Agent of such failure to fund and, upon demand by the Agent to the Borrowers' Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

   (a) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

25. SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Applicable Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each of the Borrowers agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.25 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 9.09) with respect to such participation as fully as if such Bank were the direct creditor of the applicable Borrower in the amount of such participation.
 The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.25 and will in each case notify the Banks following any such purchases or repayments.

26. TAXES. (a) Subject to subsection 2.26(g), any and all payments by any Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

   (a) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 2.26(g):

       (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

       (ii)  such Borrower shall make such deductions and withholdings;

       (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

       (iv) such Borrower shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

   (b) Subject to subsection 2.26(g), each Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of
(i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor.

   (c) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

   (d) If any Borrower is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

   (e) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

       (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 9.04 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrowers' Agent through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

       (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrowers' Agent through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

       (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Borrowers' Agent through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

       (iv) it shall, promptly upon the Borrowers' Agent's or the Agent's reasonable request to that effect, deliver to the Borrowers' Agent or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

   (f) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 2.26(b) to any Bank for the account of any Lending Office of such Bank:

       (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 2.26(f) in respect of such Lending Office;

       (ii) if such Bank shall have delivered to the Borrowers' Agent a Form 4224 in respect of such Lending Office pursuant to subsection 2.26(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by any Borrower for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

       (iii) if the Bank shall have delivered to the Borrowers' Agent a Form 1001 in respect of such Lending Office pursuant to subsection 2.26(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by any Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

   (g) If, at any time, the Borrowers' Agent requests any Bank to deliver any forms or other documentation pursuant to subsection 2.26(f)(iv), then the Borrowers jointly and severally agree, on demand of such Bank through the Agent, to reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

27. ILLEGALITY. If any Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Eurocurrency Loans, then, on notice thereof by the Bank to the Borrowers' Agent through the Agent, the obligation of that Bank to make Eurocurrency Loans shall be suspended until the Bank shall have notified the Agent and the Borrowers' Agent that the circumstances giving rise to such determination no longer exist. If a Bank shall determine that it is unlawful to maintain any Eurocurrency Loan, each Borrower shall prepay in full all Eurocurrency Loans of that Bank made to such Borrower then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurocurrency Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.29. If any Borrower is required to prepay any Eurocurrency Loan immediately as provided in this Section 2.27, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment (or the Equivalent Amount thereof in Dollars on the date of repayment and borrowing, in the case of a prepayment of an Offshore Currency Loan), an ABR Loan.

28. INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Bank or the Issuing Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the CD Rate or the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank or the Issuing Bank of agreeing to make or making, funding or maintaining any Eurocurrency Loans or CD Rate Loans or participating in any L/C Obligations, or any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor to the Borrowers' Agent by such Bank or the Issuing Bank, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank or the Issuing Bank, additional amounts as are sufficient to compensate such Bank or the Issuing Bank for such increased costs, not later than 30 days following demand therefor.

   (a)  If any Bank or the Issuing Bank shall have determined that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or the Issuing Bank, as the case may be, or any corporation controlling the Bank, or the Issuing Bank, as the case may be, with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or the Issuing Bank or any corporation controlling the Bank or the Issuing Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, Letters of Credit or other extensions of credit or obligations under this Agreement, then, the Borrowers shall be liable for, and shall upon demand to the Borrowers' Agent by such Bank or the Issuing Bank, as the case may be (with a copy to the Agent), pay to such Bank or the Issuing Bank, from time to time as specified by such Bank or the Issuing Bank, additional amounts sufficient to compensate such Bank or the Issuing Bank for such increase, not later than 30 days following demand therefor.

29. FUNDING LOSSES. Each Borrower agrees to reimburse each Bank for, and to hold each Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of: (a) any failure of such Borrower to make any payment or prepayment of principal of any Eurocurrency Loan or a CD Rate Loan (including payments made after any acceleration thereof); (b) any failure of such Borrower to borrow, continue or convert a Loan after the Borrowers' Agent has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation in respect of such Borrower; (c) any failure of such Borrower to make any prepayment after the Borrowers' Agent has given a notice in accordance with Section 2.07; (d) any prepayment (including pursuant to Section 2.07) of a Eurocurrency Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (e) any conversion pursuant to Section 2.04 of any Eurocurrency Loan to an ABR Loan or a CD Rate Loan, or of any CD Rate Loan to a Eurocurrency Loan or an ABR Loan, on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurocurrency Loans or CD Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to the Offshore Currency Loans. Any request for compensation by any Bank pursuant to this Section 2.29 shall be paid not later than 30 days following demand therefor.

30. INABILITY TO DETERMINE RATES. If the Required Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the CD Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan or CD Rate Loan or that the Offshore Rate or the CD Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Eurocurrency Loan or CD Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Borrowers' Agent and each Bank. Thereafter, the obligation of the Banks to make or maintain CD Rate Loans or Eurocurrency Loans, as the case may be, hereunder shall be suspended until the Agent upon the instructions of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers' Agent may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers' Agent does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrowers' Agent, in the amount specified in the applicable notice submitted by the Borrowers' Agent, but such Loans shall be made, converted or continued as ABR Loans instead of CD Rate Loans or Eurocurrency Loans, as the case may be. In the case of any Offshore Currency Loans, the Borrowing shall be in an aggregate amount equal to the originally requested Borrowing amount in Dollars, and the continuation shall be in an aggregate amount equal to the Equivalent Amount as of the continuation date for any such Offshore Currency Loans, and to that end any outstanding Offshore Currency Loans which are the subject of any such continuation shall be redenominated into ABR Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

31. CERTIFICATES OF BANKS. Any Bank or the Issuing Bank claiming reimbursement or compensation pursuant to this Article II shall deliver to the Borrowers' Agent (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank or the Issuing Bank hereunder and such certificate shall be conclusive and binding on the Borrowers' Agent in the absence of manifest error. If any Bank or the Issuing Bank fails to notify the Borrowers' Agent that it intends to claim any such reimbursement or compensation within six months after such Bank or the Issuing Bank has, or with reasonable diligence should have, knowledge of its claim therefor, the Borrowers shall not be obligated to compensate such Bank or the Issuing Bank for the amount of such Bank's or the Issuing Bank's claim accruing prior to the date which is six months before the date on which such Bank or the Issuing Bank first notifies the Borrowers' Agent that it intends to such claim; it being understood that the calculation of the actual amounts may not be possible within such period and that in the event it is not possible to calculate such amounts within such period such Bank or the Issuing Bank may provide such calculation as soon as reasonably practicable thereafter without affecting or limiting any Borrower's payment obligations hereunder.

32. SUBSTITUTION OF BANKS. Upon the receipt by the Borrowers' Agent from any Bank (an "Affected Bank") of a claim for compensation pursuant to Section 2.28, the Borrowers' Agent may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers' Agent to acquire and assume all or part of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one OR more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Revolving Commit-ment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent and the Issuing Bank (which consent shall not be unreasonably withheld). Any substitution of Banks under this
Section 2.32, shall be subject to payment by the applicable Borrower to the applicable Bank(s) of amounts, if any, incurred by such Bank(s) under Section 2.29 hereof arising from the substitutions of Bank(s) on a date other than the last day of the applicable Interest Period(s).




III.  Representations and Warranties

    Each Borrower represents and warrants to the Banks that:

1. EXISTENCE AND POWER. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business as presently conducted and
(ii) to execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law; except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

2. BINDING EFFECT. Each Loan Document to which any Borrower is a party constitutes the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

3. CORPORATE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by each Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate action of such Borrower, and do not and will not: (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its property is subject; or (c) violate any Requirement of Law. The Borrowers are not in default under or with respect to any Contractual Obligation or Requirement of Law in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

4. SUBSIDIARIES. The Company has no Subsidiaries as of the Closing Date other than those specifically disclosed in SCHEDULE 3.04.

5. FINANCIAL CONDITION. (a) The audited consolidated balance sheet of the Company and its Subsidiaries as at August 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended on that date, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at February 28, 1997, and other Indebtedness and liabilities incurred since such date permitted hereunder, and the related consolidated statements of income and cash flows, for the period ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, except that the February 28, 1997, financial statements are subject to year-end adjustments and except for the absence of notes; (ii) are complete and accurate in all material respects and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and (iii) except as specifically disclosed in
Schedule 3.05 and except for Indebtedness and other liabilities incurred in the ordinary course of business since February 28, 1997, and other Indebtedness and liabilities incurred since such date permitted hereunder, neither the Company nor any of its Subsidiaries has incurred, created, assumed or otherwise become liable with respect to any material Indebtedness or other liabilities, direct or contingent, including liabilities for material taxes, commitments and Guarantees not reflected in the financial statements referred to above.

   (a)  Since February 28, 1997, there has been no Material Adverse
Effect.

6. LITIGATION. Except as specifically disclosed in SCHEDULE 3.06 or otherwise disclosed to the Banks in writing, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, after due inquiry, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Subsidiaries or any of their respective properties, which could reasonably be expected to have a Material Adverse Effect.

7. GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, or the consent of any other Person, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Additional Borrower of any Loan Document to which it is a party.

8. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The property of the Company and each of its Subsidiaries is subject to no Liens, other than Permitted Liens.

9. ERISA COMPLIANCE. All Employee Benefit Plans of the Company are listed in SCHEDULE 3.09. Except as specifically disclosed in such Schedule, no Termination Event which could result in unfunded liability in excess of $500,000 has occurred or is reasonably expected to occur with respect to any Pension Plan. Each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state law, and benefits have been paid in accordance with the provisions of each such Employee Benefit Plan, except for such failures as would not have a Material Adverse Effect. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) or other event that would result in material liability to the Company or any of its Subsidiaries has occurred with respect to any Employee Benefit Plan.

10. USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans and other extensions of credit hereunder are intended to be and shall be used solely for the purposes set forth in and permitted by Section 5.08, subject to the limitations set forth in Section 6.05.

11. TAXES. The Company and each of its Subsidiaries has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided for to the extent required by GAAP and no notice of lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

12. ENVIRONMENTAL MATTERS. The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which could not be reasonably expected to have a Material Adverse Effect. There are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any of its Subsidiaries, or arising from operations prior to the Closing Date (in the case of any previous owner, tenant, occupant, user or operator thereof, to the best of the Company's knowledge), that could reasonably be expected to result in a Material Adverse Effect.

13. COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without known conflict with the rights of any other Person, which conflicts, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Except as specifically disclosed in SCHEDULE 3.13, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, which, in either case, could reasonably be expected to have a Material Adverse Effect.

14. FULL DISCLOSURE. The documents, certificates and written statements (including the Loan Documents) furnished by the Company or any Subsidiary to the Agent or any Bank pursuant to any provision of any Loan Document, or for use in connection with the transactions contemplated by this Agreement, taken together with all such documents, certificates and written statements, do not contain any untrue statements of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.
It is recognized by the Agent and the Banks that projections and forecasts provided by or on behalf of the Company or any Subsidiary, although reflecting the Company's or such Subsidiary's good faith projections or forecasts based upon methods and data the Borrower or such Subsidiary believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

15. REGULATED ENTITIES. Neither the Company, any Person controlling the Company, nor any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or
(b) subject to regulation under the Public Utility Holding Company Act of 1935 or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

16. INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiaries operate (after giving effect to customary self-insurance).



IV.  CONDITIONS

1. CLOSING DATE. The obligations of the Banks to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

   (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

   (b) The Agent shall have received a favorable written opinion (addressed to the Agent, the Issuing Bank and the Banks and dated the Closing Date) of Wilson, Sonsini, Goodrich & Rosati, in substantially the form set forth in EXHIBIT F satisfactory to the Agent and each Bank, and covering such other matters relating to the Company, this Agreement or the Transactions as the Banks shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

   (c) The Agent shall have received such documents and certificates as the Agent or any Bank may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance satisfactory to the Agent and each Bank.

   (d) The Agent shall have received a certificate. dated the Closing Date and signed by the President, a Vice President or a Financial
Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

   (e) The Banks shall be satisfied that (i) no Material Adverse Effect has occurred since February 28, 1997, and (ii) the Company and the Subsidiaries are not party to or subject to any litigation which would be likely to have a Material Adverse Effect.

   (f) The Agent shall have received all fees and other amounts due are payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

   (g) The Agent shall have received evidence satisfactory to it that the Existing Facility and all commitments to make loans or otherwise extend credit thereunder has been terminated as of the Closing Date.

2. EACH CREDIT EVENT. The obligation of each Bank to make a Loan on the occasion of any Borrowing (other than a Borrowing in which Revolving Loans or L/C Borrowings are refinanced with Revolving Loans without any increase in the Effective Amount of Revolving Loans and L/C Obligations), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

   (a) The representations and warranties of the Company and each other Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

   (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.




V.  AFFIRMATIVE COVENANTS

    Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Obligations shall have been reimbursed, and unless the Required Banks waive compliance in writing in accordance with Section 9.02, the Company covenants and agrees with the Banks that:

1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Agent and each Bank:

   (a) within 90 day's after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, changes in shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

   (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year. setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet. as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

   (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of a Financial Officer of the Company;

   (d) Concurrently with any delivery of consolidated financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their audit of such consolidated financial statements of any Default insofar as it relates to accounting matters (which certificate may be limited to the extent required by accounting rules or guidelines);

   (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange. or distributed by the Company to its shareholders generally, as the case may be;

   (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Bank may reasonably request; and

   (g) promptly upon becoming aware thereof, notice of the effectiveness of any rating of any Index Debt by S&P or Moody's and notice of the effectiveness of any change in any rating of any Index Debt by S&P or Moody's.

2. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Agent and each Bank prompt written notice of the following:

   (a)  the occurrence of any Default;

   (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

   (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred. could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

   (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

3. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.04.

4. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies. insurance in such amounts and against such risks as are customarily maintained by companies engaged in the sane or similar businesses operating in the same or similar locations (after giving effect to customary self insurance).

6. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities (including with respect to ERISA if applicable) that are true and complete in all material respects. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agent or any Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

7. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to comply in all material respects with all laws, rules, regulations and orders (including ERISA if applicable) of any Governmental Authority applicable to it or its property, except such as may be contested by the Company or the applicable Subsidiary in good faith or as to which a bona fide dispute may exist at except for noncompliance by any Subsidiary that individually or taken together with all compliance by Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

8. USE OF PROCEEDS AND LETTERS OF CREDIT. The Letters of Credit and the proceeds of the Loans will be used only for general corporate purposes of the Company and its Subsidiaries, including acquisitions, subject to the limitations set forth in Section 6.05.

9. ACCESSION BY SUBSIDIARY. In addition to the requirements set forth in subsection 2.01(b), prior to any Subsidiary becoming an Additional Borrower hereunder, such Subsidiary shall furnish to the Agent and each Bank the following, each in form and substance satisfactory to the Agent and each Bank:

   (a) a duly executed notice and agreement in substantially the form of EXHIBIT G (an "ADDITIONAL BORROWER REQUEST AND ASSUMPTION
AGREEMENT"); and

   (b) a guaranty in substantially the form of EXHIBIT H duly executed by the Company.




VI.  NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Obligations shall have been reimbursed, and unless the Required Banks waive compliance in writing in accordance with Section 9.02, the Company covenants and agrees with the Banks that:

1. SUBSIDIARY INDEBTEDNESS. No Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

   (a)  Indebtedness existing on the date hereof and set forth in
SCHEDULE 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

   (b)  Indebtedness of any Subsidiary to the Company or any other
Subsidiary;

   (c) Guarantees by any Subsidiary of Indebtedness of the Company or of any other Subsidiary to the extent such Indebtedness is permitted under this Agreement;

   (d) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and
(ii) the aggregate principal amount of Indebtedness permitted by this clause (d) when aggregated (without duplication) with all Indebtedness incurred under clause (g) below, with the aggregate amount of all claims and obligations secured by Liens permitted pursuant to clauses (d) and
(f) of Section 6.02 and with the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to
Section 6.03 does not exceed 30% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to Section 5.01:

   (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

   (f) Indebtedness of any Subsidiary as an account party in respect of trade letters of credit;

   (g) other unsecured Indebtedness of the Subsidiaries in an aggregate principal amount outstanding at any time that, when aggregated (without duplication) with all Indebtedness incurred under clause (d) above, with the aggregate amount of all claims and obligations secured by Liens permitted pursuant to clauses (d) and (f) of Section 6.02 and with the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03 does not exceed 30% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to Section 5.01; and

   (h) (i) Indebtedness of any Special Purpose Subsidiary; or (ii) Indebtedness of any other Subsidiary incurred by such Subsidiary in connection with the incurrence of Indebtedness by any Special Purpose Subsidiary.

2. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

   (a) Permitted Encumbrances and Liens securing Capital Lease Obligations permitted under subsection 6.01(d), and any renewal or extension of any such Permitted Encumbrance or Lien so long as the principal amount of the obligations secured thereby is not increased;

   (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in SCHEDULE 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

   (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset (including attachments, accessions, replacements or proceeds thereof) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that
(i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

   (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (including replacements or proceeds of such assets and including any Capital Lease Obligations); PROVIDED that (i) in the case of any Subsidiary, such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary and (v) the aggregate amount of such Indebtedness when aggregated (without duplication) with all Indebtedness incurred under clauses (d) and (g) of Section 6.01, with the aggregate amount of all claims secured by Liens permitted pursuant to clause (f) below and with the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03 does not exceed 30% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to Section 5.01;

   (e) Liens securing claims of any Special Purpose Subsidiary against any other Subsidiary and sales or assignments of accounts receivable (or interests therein) by any Subsidiary to a Special Purpose Subsidiary and by any Special Purpose Subsidiary; and

   (f) other Liens securing claims in an aggregate amount at any time outstanding that when aggregated (without duplication) with (i) all obligations of any Special Purpose Subsidiary secured by Liens, (ii) all Indebtedness incurred under clauses (d) and (g) of Section 6.01, (iii) the aggregate amount of all obligations secured by Liens permitted pursuant to clause (d) above and (iv) the aggregate book value or sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03, does not exceed 30% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to
Section 5.01, PROVIDED that the Dollar amount of claims and other obligations (other than claims or other obligations of any Subsidiary in favor of any Special Purpose Subsidiary which is directly or indirectly wholly owned by the Company and inchoate indemnity obligations) secured by accounts receivable does not exceed the greater of $130,000,000 or 35% of the Company's aggregate accounts receivable (including such accounts receivable sold to any Special Purpose Subsidiary) calculated on a consolidated basis.

3. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, HOWEVER, that notwithstanding the above, the Company or any Subsidiary may engage in any sale and leaseback transaction if, immediately after the consummation of such transaction, the aggregate book value or sale price of the assets sold in sale and leaseback transactions referred to in this Section 6.03, when aggregated (without duplication) with all Indebtedness incurred under clauses (d) and (g) of Section 6.01 and with the aggregate amount of all claims and obligations secured by Liens permitted pursuant to clauses (d) and (f) of Section 6.02, does not exceed 30% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to Section 5.01.

4. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial portion of its assets, or all or substantially all of the capital stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing
(i) any Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Banks and any distribution or other transfer of assets in connection with such liquidation or dissolution is made to the Company or another Subsidiary in an amount consistent with such person's ownership percentage of the Subsidiary being dissolved or liquidated,
(v) the Borrower and the Subsidiaries may sell, lease or otherwise dispose of property in any individual transaction not related to any other such transaction if the aggregate fair market value of the assets sold, leased or otherwise disposed of in such transaction is less than $2,000,000, (vi) the Company and/or any of the Subsidiaries may sell or otherwise transfer their accounts receivable and other assets to any Special Purpose Subsidiary and/or any Special Purpose Subsidiary may sell or otherwise transfer such accounts receivable or other property (or interests therein) if otherwise permitted under Section 6.02(f), and
(vii) the Company and the Subsidiaries may sell, lease or otherwise dispose of property in any other transaction in the ordinary course of business, PROVIDED that, with respect to transactions outside of the ordinary course of business, the aggregate fair market value of all assets sold, leased or otherwise disposed of in transactions under this clause (vii) shall not when taken together at the time of each such sale, lease or other disposition exceed 25% of Consolidated Tangible Assets as of the last day of the most recent fiscal period in respect of which financial statements shall have been delivered pursuant to
Section 5.01 at such time.

   (a) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any line of business material to the Company and the Subsidiaries, taken as a whole, other than businesses currently conducted by the Company and the Subsidiaries and businesses reasonably related thereto.

5. MARGIN STOCK; UNFRIENDLY ACQUISITIONS. No Letter of Credit and no part of the proceeds of any Loan will be used, (a) whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board. including. without limitation, Regulations G, T, U or X thereof, or (b) directly or through any Subsidiary, to finance any Unfriendly Acquisition.

6. FISCAL YEAR. The Company will not change its fiscal year end from August 31.

7. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary if any such prohibition, restriction or condition is more burdensome than any similar prohibition, restriction or condition contained in this Agreement or any other Loan Document; PROVIDED that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
SCHEDULE 6.07 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition unless otherwise permitted under this Section 6.07), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to such restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired and were not created in anticipation of such acquisition, (vii) the foregoing shall not apply to one or more Subsidiaries having any such restriction or condition so long as any such Subsidiary individually shall not account for more than 5% of the gross revenues for the most recently ended fiscal year of the Company and the Subsidiaries, taken as a whole, and each such Subsidiary together with all other such Subsidiaries in the aggregate shall not account for more than 10% of the gross revenues for the most recently ended fiscal year of the Company and the Subsidiaries, taken as a whole,
(viii) the foregoing shall not apply to any working capital facility entered into by a Subsidiary organized under the laws of any foreign country, and (ix) the foregoing shall not apply to any Special Purpose Subsidiary or to any agreement or other arrangement entered into by the Company or any of the Subsidiaries incidental to a transaction involving a Special Purpose Subsidiary which transaction is otherwise permitted under the terms of this Agreement.

8. DISTRIBUTIONS. The Company shall not declare or make, and shall not suffer or permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, if any Default then exists or would result therefrom.

9. ADJUSTED LEVERAGE RATIO. Notwithstanding any other provision of this Agreement, the Company shall not permit its Adjusted Leverage Ratio, as calculated as of the last day of each fiscal quarter, to be greater than (a) 1.75 to 1.00 from the Closing Date through and including February 28, 1998, (b) 1.50 to 1.00 from May 31, 1998 through and including February 28, 1999, (c) 1.25 to 1.00 from May 31, 1999 through and including February 28, 2000, and (d) 1.00 to 1.00 thereafter.

10. CONSOLIDATED TANGIBLE NET WORTH. Notwithstanding any other provision of this Agreement, the Company will not permit its Consolidated Tangible Net Worth as of the last day of each fiscal quarter following the Closing Date to be less than the sum of (without duplication) 80% of Consolidated Tangible Net Worth measured as of the end of the fiscal quarter ended February 28, 1997, PLUS 50% of consolidated net income (without subtracting losses or acquisition related charges) for each fiscal quarter ended after the fiscal quarter ended February 28, 1997, MINUS 100% of all acquisition-related charges if such charges are recorded in the same fiscal quarter in which the applicable acquisition is consummated.




VII.  EVENTS OF DEFAULT
    If any of the following events ("EVENTS OF DEFAULT") shall occur:

   (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

   (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

   (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect or misleading when made or deemed made;

   (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence) or 5.08 or in Article VI;

   (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrowers' Agent (which notice will be given at the request of any Bank)

   (f) the Company or any Subsidiary shall be in default with respect to any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness and such failure shall continue beyond the applicable grace period specified in the agreement or instrument relating to such Material Indebtedness;

   (g) the Company or any Subsidiary shall default in any obligation under any Material Indebtedness and such failure shall result in such Material Indebtedness being declared to be due and payable prior to the stated maturity thereof;

   (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days;

   (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

   (j) the Company or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

   (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment or (ii) any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

   (l) an ERISA Event shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

   (m)  a Change in Control shall occur;

   (n) the stated (or implied) ratings by S&P and Moody's, respectively, applicable to the Index Debt shall at any time be lower than BB/Ba2.


then, and in every such event (other than an event with respect to the Company or any Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may with the consent of the Required Banks, or shall at the request of the Required Banks, by notice to the Borrowers' Agent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company or any Subsidiary described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.




VIII.  THE AGENT

1. APPOINTMENT AND AUTHORIZATION. Each of the Banks and the Issuing Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

3. LIABILITY OF AGENT AND ISSUING BANK. None of the Agent/IB-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent/IB-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

4. RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

   (a) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the Closing Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date or, if any Borrowing or other Credit Extension on the Closing Date has been requested, the Bank shall not have made available to the Agent on or prior to the Closing Date the Bank's ratable portion of any Borrowing or made the applicable Credit Extension, as the case may be.

5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrowers' Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."
 In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Banks in accordance with Article VII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

6. CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent/IB-Related Persons has made any representation or warranty to it and that no act by the Agent or the Issuing Bank hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or the Issuing Bank to any Bank. Each Bank represents to the Agent and the Issuing Bank that such Bank has, independently and without reliance upon the Agent or the Issuing Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder.
 Each Bank also represents that it will, independently and without reliance upon the Agent or the Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent or the Issuing Bank (if any), the Agent and the Issuing Bank shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent/IB-Related Persons.

7. INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent/IB-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (including as a result of foreign currency fluctuations) which may at any time (including at any time following the termination of the Letters of Credit, the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, or the Loans or the use of the proceeds thereof or the Letters of Credit, or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent/IB-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent and the Issuing Bank upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent or the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent or the Issuing Bank is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses and attorneys' fees (including Attorney Costs). The obligations of the Banks in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

8. AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder or without notice to or consent of the Banks.
 With respect to its Loans and participation in Letters of Credit, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" shall include BofA in its individual capacity. The Banks acknowledge that, pursuant to any activities that BofA may pursue in its individual capacity as contemplated under this Section 8.08, BofA or its Affiliates may receive information regarding the Company, its Subsidiaries or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiaries and Affiliates) and acknowledge that BofA shall be under no obligation to provide such information to the Banks.

9. SUCCESSOR AGENT. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Required Banks shall, with the consent of the Borrowers' Agent (not to be unreasonably withheld), appoint from among the Banks a successor agent for the Banks.
 If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrowers' Agent, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the appointment, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Section 9.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.




IX.  MISCELLANEOUS

1. NOTICES. Subject to the last three sentences of this Section 9.01, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, PROVIDED that any matter transmitted by the Borrowers' Agent or any Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient and (ii) shall be followed promptly by delivery of a hard copy original thereof, as follows:

   (a) if to the Company (including in its capacity as Borrowers' Agent), to it at 847 Gibraltar Drive, Building 5, Milpitas, CA 95035; attention: Treasurer (Telephone: 408/956-6577; Facsimile: 408/956-6062);

   (b) if to the Agent, to it at Agency Administrative Services #5596, 1455 Market Street, 13th Floor, San Francisco, CA 94103; attention:
Blanca Vinje (Telephone: (415) 436-2783; Facsimile: (415) 436-2700); and

   (c) if to the Issuing Bank or any other Bank, to it at its address (or facsimile number) set forth in its SCHEDULE 9.01.

Any party hereto may change its address or facsimile number, address of offshore lending office or payment instructions for notices and other communications hereunder by notice to the parties listed above. All notices and other communications given to any party here to in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower's Agent and the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers' Agent or the Borrowers to give such notice and the Agent and the Banks shall not have any liability to any Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of each Borrower to repay their Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

2. WAIVERS; AMENDMENTS. (a) No failure or delay by the Agent, the Issuing Bank or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower (or the Borrowers' Agent) therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Bank or the Issuing Bank may have had notice or knowledge of such Default at the time.

   (a) Neither this Agreement nor any provision hereof may be waived, amended or modified. except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Banks or by the Borrowers and the Agent with the consent of the Required Banks; PROVIDED that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or L/C Obligations or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C obligations, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby, (iv) change Section 2.14 or Section 2.25 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, or (v) change any of the provisions of this Section or the definition of "Required Banks" or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as the case may be.

3. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel (including the allocated costs and expenses of in-house counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Bank, including the fees, charges and disbursements of any counsel (including, in the case of the Agent, allocated costs and expenses of in-house counsel) for the Agent, the Issuing Bank or any Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

   (a) The Borrowers shall indemnify the Agent, the Issuing Bank and each Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (including, in the case of the Agent, allocated costs and expenses of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or (v) foreign currency fluctuations; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages. liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

   (b) To the extent any Borrowers fail to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or
(b) of this Section, each Bank severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Bank's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or assessed against the Agent or the Issuing Bank in its capacity as such.

   (c) To the extent permitted by applicable law, Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

   (d) All amounts due under this Section shall be payable promptly after written demand therefor.

4. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank), except that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

   (a) Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it); PROVIDED that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, the Borrowers' Agent and the Agent (and, in the case of an assignment of all or a portion of a Commitment or any Bank's obligations in respect of its L/C Obligations, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 unless the Borrowers' Agent and the Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and PROVIDED FURTHER that any consent of the Borrowers' Agent otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03), any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

   (b) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in San Francisco a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Agent, the Issuing Bank and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

   (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

   (d) Any Bank may, without the consent of the Borrowers, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank shall not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first provision to
Section 9.02(b) that affects such Participant. Subject to paragraph (o) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.26 through 2.32 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant, if notice of such Participant is given to the Borrower's Agent, also shall be entitled to the benefits of Section 9.09 as though it were a Bank.

   (e) A Participant shall not be entitled to receive any greater payment under Sections 2.26 through 2.32 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of each Borrower.

   (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secured obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

5. SURVIVAL. All covenants, agreements, representations and warranties made by the Company and the other Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and notwithstanding that the Agent, the Issuing Bank or any Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.26 through
2.32 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8. AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, facility fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank or BofA under the Loan Documents, each Borrower hereby irrevocably authorizes BofA to debit any deposit account of such Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 9.08 shall be deemed unpaid. No such debit under this Section 9.08 shall be deemed a set-off. The authority granted to the Agent, the Issuing Bank and BofA pursuant to this Section 9.08 may be revoked at any time by the Borrowers' Agent upon not less than five Business Days' prior notice to the Agent, PROVIDED that no such revocation may be made if a Default has occurred and is continuing hereunder. The Agent shall promptly notify the Issuing Bank and BofA of any such revocation.

9. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

10. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. This Agreement shall be construed in accordance with and governed by the law of the State of California.

   (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the court of the State of California sitting in San Francisco and of the United States District Court of the Northern District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the Issuing Bank or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against each Borrower or its properties in the courts of any jurisdiction.

   (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

   (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

   (d) WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT/IB-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION. AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13. CONFIDENTIALITY. Each of the Agent, the Issuing Bank and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which event, the party receiving such subpoena or legal process will, if permitted, as promptly as practicable give notice thereof to the Borrower's Agent and use reasonable efforts, at the expense of the Borrowers, to cooperate with the Borrower's Agent in seeking a protective order), (d) to any other Party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section and naming any Borrower as a third party beneficiary (in the absence of a provision naming such Borrower as a third party beneficiary, the applicable Bank hereby agrees to use its reasonable efforts, at the expense of the Borrowers, upon the request of any Borrower to enforce such agreement), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower's Agent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Agent, the Document Agent, any Issuing Bank or any Bank on a nonconfidential basis from a source other than any
 Borrower not known by it to be bound by obligations of confidentiality. For the purposes of this Section, "INFORMATION" means all information received from any Borrower relating to any Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Bank on a nonconfidential basis prior to disclosure by such Borrower; Provided that, in the case of information received from any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential, any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

14. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

15. JUDGMENT CURRENCY. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

   (a) The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

16. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent/IB-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

17. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
1.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SOLECTRON CORPORATION

By:  /s/ Richard D. Gilpin
Title:


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank, Agent and Issuing Bank

By:  /s/ [signature illegible]
Title:   Managing Director


ABN AMRO BANK, N.V.

By:  /s/ Robin S. Yim
Title:   Group Vice President

By:  /s/ Robert N. Hartinger
Title:   Senior Vice President


UNION BANK OF CALIFORNIA, N.A.

By:  /s/ [signature illegible]
Title:   Assistant Vice President


BANQUE NATIONALE DE PARIS, SAN FRANCISCO BRANCH

By:  /s/ Raphael C. Lumanlan
Title:   Vice President

By:  /s/ Charles H. Day
Title:   Assistant Vice President


THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:  /s/ Haruhiko Masuda
Title:   Deputy General Manager


THE SANWA BANK LIMITED, SAN FRANCISCO BRANCH

By:  /s/ [signature illegible]
Title:   General Manager

STANDARD CHARTERED BANK

By:  /s/ [signature illegible]
Title:

By:  /s/ [signature illegible]
Title:   V.P.


THE FUJI BANK, LIMITED, SAN FRANCISCO AGENCY

By:  /s/ [signature illegible]
Title:   General Manager

                                   ANNEX I

                                Pricing Grid
                                       Basis Points Per Annum
                --------------------------------------------------------------------
                    Euro-                                     Financial  Performance
                  currency    CD Rate                          Standby     Standby
   Index Debt       Loan        Loan     ABR Loan             Letter of   Letter of
     Rating      Applicable  Applicable Applicable Commitment  Credit      Credit
 (S&P/Moody's)     Margin      Margin     Margin      Fees      Fees        Fees
---------------  ----------  ---------- ---------- ---------- ---------  -----------

Level BBB+/Baa1
  I  (or better)    27.50    	  27.50       0.00       9.00     27.50       13.75

Level
 II   BBB/Baa2   	  35.00       35.00       0.00      12.50     35.00       17.50

Level
 III  BBB-/Baa3	    43.75       43.75       0.00      15.00     43.75       21.875

Level
 IV   BB+/Ba1	      62.50       62.50       0.00      20.00     62.50       32.25

Level BB/Ba2
  V  (or lower,     75.00       75.00       0.00      25.00     75.00       37.50
      or no
      applicable
            rating)

The Applicable Margin, commitment fee and letter of credit fees shall be determined by reference to the stated (or implied) ratings by S&P and Moody's, respectively, applicable to the Index Debt. On any date of determination, the Applicable Margin, commitment fee and letter of credit fees shall be set at the Level in the above Pricing Grid which corresponds to the ratings by S&P and Moody's, respectively, applicable on such day to the Index Debt; PROVIDED that (a) if either Moody's or S&P shall not have in effect a rating for the Index Debt, then the Applicable Margin, commitment fee and letter of credit fees shall be determined solely with reference to the available rating by the rating agency that still rates the Index Debt; (b) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall indicate two different but consecutive Levels, the Applicable Margin, commitment fee and letter of credit fees shall be based on the higher of the two ratings; (c) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall indicate two different but nonconsecutive Levels, the Applicable Margin, commitment fee and letter of credit fees shall be the average of the Applicable Margins, commitment fees and letter of credit fees, respectively, corresponding to such Levels; and (d) if the rating established or deemed to have been established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.
 If the rating system of Moody's or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower's Agent and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin, commitment fee and letter of credit fees shall be set at Level V.

On the Closing Date, the Applicable Margin, commitment fee and letter of credit fees shall be initially set at Level III. Each change in the Applicable Margin, commitment fee and letter of credit fees shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

                              SCHEDULE 2.01

                         to the Credit Agreement


                               COMMITMENTS
                        AND APPLICABLE PERCENTAGES

                                                              APPLICABLE
BANK                                             COMMITMENT   PERCENTAGE

Bank of America NT & SA                        $ 14,719,100   14.719000%
ABN AMRO Bank N.V.                             $ 13,483,146   13.483146%
Union Bank of California, N.A.                 $ 13,483,146   13.483146%
Banque Nationale de Paris                      $ 12,078,652   12.078652%
The Industrial Bank of Japan, Limited          $ 12,078,652   12.078652%
The Sanwa Bank Limited, San Francisco Branch   $ 12,078,652   12.078652%
Standard Chartered Bank                        $ 12,078,652   12.078652%
The Fuji Bank Limited, San Francisco Agency    $ 10,000,000   10.000000%
                                               ------------  -----------
    Total:                                     $100,000,000  100.000000%

DISCLOSURE SCHEDULE

SCHEDULE 3.04: SUBSIDIARIES

Solectron California Corporation
Solectron Technology, Inc.
Solectron Texas, Inc.
Solectron Holdings, Inc.
Solectron Massachusetts Corporation
Solectron Washington, Inc.
Fine Pitch Technology, Inc.
Force Computers Inc.
Solectron Technology, Inc. SDN BHD
Solectron Japan, Inc.
Solectron France, S.A.
Solectron Scotland Limited
Solectron GmbH
Solectron (Suzhou) Technology Co. Ltd.
Solectron Hong Kong Ltd.
Solectron Netherlands Holdings B.V.
Solectron de Mexico, S.A. de C.V.

SCHEDULE 3.05: MATERIAL INDEBTEDNESS NOT DISCLOSED IN FINANCIALS

Indebtedness of the Company pursuant to Lease Agreement, dated as of September 6, 1994 (as amended from time to time) between BNP Leasing Company and Solectron Corporation, and related agreements.

SCHEDULE 3.06: LITIGATION

None.

SCHEDULE 3.09: EMPLOYEE BENEFITS PLANS

1.  1983 Incentive Stock Option Plan, as amended August 13, 1991.

2.  1988 Employee Stock Purchase Plan, as amended October 1992.

3.  Amended and Restated 1992 Stock Option Plan

4.  401(k) Retirement Savings Plan

SCHEDULE 3.13: COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES INFRINGEMENT
CLAIMS

None.

SCHEDULE 6.01: SUBSIDIARY INDEBTEDNESS

Name of Subsidiary            Agreement

Solectron Scotland Limited   $4.918 million Credit Facility with Royal
                             Bank of Scotland

Solectron Technology,        $30.488 million Credit Agreement with
  Inc. SDN BHD                 Standard Chartered Bank and DCB Bank

Solectron GmbH               $5,000 Credit Agreement with Commerzebank

                             $7 million L-T note from Landersgirekasse
                             Oeffentliche Bank

                             $2 million Credit Agreement with Hewlett

                             Packard Company for purchase of inventory at acquisition

Solectron Japan, Inc.        $22.425 million Credit Agreement with Bank
                             of Tokyo Mitsubishi Ltd.

Fine Pitch Technology, Inc.	 $89,000 Equipment Loan from San Jose
                             National Bank

Force Computers, Inc.        $1.038 million Credit Facility with

                             Dresdner Bank Tokyo

                             $8.876 million Credit Facility with
                             Stadtoparkasse Munich

                             $5.917 million Credit Facility with
                             Hypobanck Munich

                             $5.917 million Credit Facility with
                             Reuschelbank

                             $655,000 Credit Facility with Barclays
                             Bank

                             $500,000 Credit Facility with Bank Leumi

                             $7.5 million Credit Facility with Comerica
                             Bank

SCHEDULE 6.02: LIENS

1.  Solectron Corporation

                     SECRETARY OF STATE - CALIFORNIA

                            Description of          Filing
Secured Party                 Collateral             Date    File Number
-------------------     ------------------------   --------  -----------

Equitable Life          Specific Equipment
Leasing Corporation     and Proceeds               1-26-93      88020525

Xerox Corporation       Office Equipment
                        and Proceeds               6-22-92      92137563

Taylor Made Office      Specific Equipment
Systems, Inc.           and Proceeds               4-15-94      94074579

Hewlett Packard         Specific Equipment
Company                 and Proceeds               5-11-94      94093984

Hewlett Packard         Specific Equipment
Company                 and Proceeds                3-2-95    9506661264

Hewlett Packard         Specific Equipment
Company                 and Proceeds               8-28-95    9524460015

Taylor Made Office      Specific Equipment
Systems, Inc.           and Proceeds              12-19-95    9535560504

Taylor Made Office      Specific Equipment
Systems, Inc.           and Proceeds                3-1-96    9606760948

Taylor Made Office      Specific Equipment
Systems, Inc.           and Proceeds               7-24-96    9620860481

Associates Leasing,     Computer Equipment
Inc.                    and Proceeds               1-10-97    9701360025

Security Pacific        Specific Equipment
Equipment Leasing,Inc.  and Proceeds                5-1-95      85169376

Security Pacific        Computer Equipment
Equipment Leasing,Inc.  and Proceeds               8-21-95      85270060

MNLC/BALTC              Specific Equipment
Leasing Partners        and Proceeds                4-2-92      87117094

Security Pacific        Computer Equipment
Equipment Leasing,Inc.  and Proceeds                5-6-92      87217647

Equitable Life          Computer Equipment
Leasing Corporation     and Proceeds              10-20-92      87314510

G.E. Capital            Specific Equipment
Corporation             and Proceeds               2-18-93      88046793

NEMLC Leasing           Specific Equipment
Associates No. 3        and Proceeds               1-11-93      88063091

Security Pacific        Specific Equipment
Equipment Leasing       and Proceeds              12-27-94      90067753

Deutsch Credit          Specific Equipment
Corporation             and Proceeds                4-3-95      90101368

Security Pacific        Specific Equipment
Equipment Leasing,Inc.  and Proceeds                5-1-95      90172604

Hewlett-Packard         Computer Equipment
Company                 and Proceeds                5-4-92      92099518

Lease Plan USA, Inc.    Specific Equipment
                        and Proceeds               5-12-92      92107399

Hewlett Packard         Specific Equipment
Company                 and Proceeds               7-13-92      92153799

Hewlett Packard         Specific Equipment
Company                 and Proceeds               10-6-92      92216939

Hewlett Packard         Specific Equipment
Company                 and Proceeds              10-16-92      92223550

Hewlett Packard         Specific Equipment
Company                 and Proceeds              10-27-92      92231425

Hewlett Packard         Specific Equipment
Company                 and Proceeds                4-1-93      92241883

Equitable Life          Specific Equipment
Leasing Corporation     and Proceeds               1-28-93      93018954

Hewlett Packard         Specific Equipment
Company                 and Proceeds               4-22-93       9308147

Hewlett Packard         Specific Equipment
Company                 and Proceeds               5-12-93      93096482

MetLife Capital, L.P.   Computer Equipment
                        and Proceeds               1-28-94      93113136

Hewlett Packard         Specific Equipment
Company                 and Proceeds                6-4-93      93114108

Hewlett Packard         Specific Equipment
Company                 and Proceeds                6-16-93     93122297

United States Leasing   Computer Equipment
International, Inc.     and Proceeds                11-5-93     93223327

Capital Preferred Yield Specific Equipment
Fund - II, L.P.         and Proceeds                 4-7-94     93234553

Avnet Computer          Specific Equipment
Technologies, Inc.      and Proceeds                 2-4-94     94021647

Hewlett Packard         Specific Equipment
Company                 and Proceeds                4-25-94     94081377

Hewlett Packard         Specific Equipment
Company                 and Proceeds                 5-4-94     94088238

Hewlett Packard         Specific Equipment
Company                 and Proceeds                5-20-94     94101661

Hewlett Packard         Specific Equipment
Company                 and Proceeds                7-18-94     94145012

Hewlett Packard         Specific Equipment
Company                 and Proceeds                8-30-94     94178790

BNP Leasing             Specific Equipment
Corporation             and Proceeds                 9-8-94     94185412

Hewlett Packard         Specific Equipment
Company                 and Proceeds                9-21-94   9428560112

BNP Leasing             Specific Equipment
Corporation             and Proceeds                9-27-94   9429360076

Hewlett Packard         Specific Equipment
Company                 and Proceeds               11-28-94   9434761275

Comdisco, Inc.          Specific Equipment
                        and Proceeds                12-8-94   9434960578

Hewlett Packard         Specific Equipment
Company                 and Proceeds               12-14-94   9500361142

Hewlett Packard         Specific Equipment
Company                 and Proceeds                1-26-95   9503360328

Hewlett Packard         Specific Equipment
Company                 and Proceeds                2-10-95   9504860699

Hewlett Packard         Specific Equipment
Company                 and Proceeds                2-10-95   9504860715

Hewlett Packard         Specific Equipment
Company                 and Proceeds                2-21-95   9505960514

Hewlett Packard         Specific Equipment
Company                 and Proceeds                 3-6-95   9506860234

Hewlett Packard        Specific Equipment
Company                and Proceeds                 4-28-95   9512160498

Hewlett Packard        Specific Equipment
Company                and Proceeds                 4-28-95   9512160513

Hewlett Packard        Specific Equipment
Company                and Proceeds                  6-5-95   9515960516

Hewlett Packard        Specific Equipment
Company                and Proceeds                  6-5-95   9515960526

Hewlett Packard        Specific Equipment
Company                and Proceeds                  9-5-95   9525560208

Hewlett Packard        Specific Equipment
Company                and Proceeds                  9-5-95   9525560219

Hewlett Packard        Specific Equipment
Company                and Proceeds                 9-26-95   9527260307

Pitney Bowes Credit    Specific Equipment
Corporation            and Proceeds                 1-22-96   9602360211

Hewlett Packard        Specific Equipment
Company                and Proceeds                 1-29-96   9603060985

Copelco Capital, Inc.  Specific Equipment
                       and Proceeds                 4-25-96   9608261042

Copelco Capital, Inc.  Specific Equipment
                       and Proceeds                 6-19-96   9617660616

Copelco Capital, Inc.  Specific Equipment
                       and Proceeds                 7-30-96   9621460705

Hewlett Packard        Specific Equipment
Company                and Proceeds                  8-9-96   9622661204

Copelco Capital, Inc.  Specific Equipment
                       and Proceeds                11-26-96   9633161377

Comdisco, Inc.         Specific Equipment
                       and Proceeds                 2-10-97   9704260387

Comdisco, Inc.         Specific Equipment
                       and Proceeds                 2-24-97   9705660119

Hewlett Packard        Specific Equipment
Company                and Proceeds                  7-7-93     93138136

Taylor Made Office     Specific Equipment
Systems, Inc.          and Proceeds                 8-21-95   9523560031

Liens of the Company pursuant to that Lease Agreement, dated as of September 6, 1994 ( as amended from time to time) between BNP Leasing Company and Solectron Corporation.

2.  Solectron Washington, Inc.

                   DEPARTMENT OF LICENSING-WASHINGTON

  Secured Party     Description of Collateral   Filing Date  File Number
-----------------   -------------------------   -----------  -----------

GTE Northwest       Specific Equipment             9-20-93   93-263-0729

AT&T Capital Leasing
Services, Inc.      Specific Equipment             11-3-95   95-307-0414

3.  Solectron Texas, Inc.

                        SECRETARY OF STATE-TEXAS

  Secured Party     Description of Collateral   Filing Date  File Number
-----------------   -------------------------   -----------  -----------
General Electric
Capital Corp        Electronic Equipment           8-26-96      96704367

4.  Fine Pitch Technology

                     SECRETARY OF STATE - CALIFORNIA

  Secured Party     Description of Collateral   Filing Date  File Number
-----------------   -------------------------   -----------  -----------
San Jose National
Bank                Specific Equipment             2-29-95    9504660745

San Jose National
Bank                Specific Equipment              4-3-95    9509560531

San Jose National
Bank                 Specific Equipment            12-13-95   9534860123

5.  Force Computers, Inc.

                     SECRETARY OF STATE - CALIFORNIA

  Secured Party     Description of Collateral   Filing Date  File Number
-----------------   -------------------------   -----------  -----------

Taylor Made Office
Systems, Inc.       Specific Equipment            10-11-94    9430660823

Taylor Made Office
Systems, Inc.       Specific Equipment             8-21-95    9523460666

Taylor Made Office
Systems, Inc.       Specific Equipment             6-13-94      94119361

6.  Solectron Technology, Inc. (Charlotte)

                   SECRETARY OF STATE - NORTH CAROLINA

  Secured Party     Description of Collateral   Filing Date  File Number
-----------------   -------------------------   -----------  -----------
Hewlett Packard
Company             Specific Equipment             2-22-93    0000970502

SCHEDULE 6.07: RESTRICTIVE AGREEMENTS

Indenture dated as of February 15, 1996 governing the terms of issuance of 7 3/8% Senior Notes due 2006. Contains a covenant restricting the Company's ability to encumber certain items of its property.

Lease Agreement dated as of September 6, 1994 (as amended from time to time) between BNP Leasing Company and Solectron Corporation. Includes all covenants by cross reference in Article VI of this Credit Agreement.

The Force Computers, Inc. credit facilities contains (1) restrictions on its ability to pay dividends to Solectron and (2) its ability to encumber any of its assets except for ordinary course involuntary liens and equipment finance and purchase money security interests.

                              SCHEDULE 9.01
                         to the Credit Agreement


                 OFFSHORE AND DOMESTIC LENDING OFFICES,
                         ADDRESSES FOR NOTICES

SOLECTRON CORPORATION

Solectron Corporation
847 Gibraltar Drive, Building 5
Milpitas, CA  95035
Attention:  Treasurer
            Telephone:  (408) 956-6577
            Facsimile:  (408) 956-6062

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent and Issuing Bank

BORROWING NOTICES, NOTICES OF
CONVERSION/CONTINUATION AND PAYMENTS:

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Blanca Vinje
            Telephone:  (415) 436-2783
            Facsimile:  (415) 436-2700

ALL OTHER NOTICES:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Credit Products, High Technology #3697
555 California Street, 41st Floor
San Francisco, CA  94104
Attention:  Michael J. McCutchin
            Telephone:  (415) 622-4589
            Facsimile:  (415) 622-2514



AGENT'S PAYMENT OFFICE:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
ABA No. 1210-0035-8 SF
1850 Gateway Boulevard, Fourth Floor
Concord, CA  94520
Account No.:  1233915383
Reference:  Solectron Corporation
Attention:  Agency Administrative Services #5596

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

DOMESTIC AND OFFSHORE LENDING OFFICE

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Global Payment Operations
Customer Service Americas #5693
1850 Gateway Boulevard, Fourth Floor
Concord, CA  94520
Attention:  Jackie Holland
            Telephone:  (510) 675-7531
            Facsimile:  (510) 675-7331

ALL OTHER NOTICES:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Credit Products, High Technology #3697
555 California Street, 41st Floor
San Francisco, CA 94104
Attention:  Michael J. McCutchin
            Telephone:  (415) 622-4589
            Facsimile:  (415) 622-2514



ABN AMRO BANK, N.V.

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

ABN AMRO Bank, N.V.
101 California Street, Suite 4550
San Francisco, CA  94111
Attention:  Gloria Chiang Lee
            Telephone:  (415) 984-3720
            Facsimile:  (415) 362-3524

ALL OTHER NOTICES:

ABN AMRO Bank, N.V.
101 California Street, Suite 4550
San Francisco, Ca  94111
Attention:  Bruce W. Swords
            Telephone:  (415) 984-3721
            Facsimile:  (415) 362-3524

BANQUE NATIONALE DE PARIS, SAN FRANCISCO BRANCH

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

Banque Nationale de Paris, San Francisco Branch
180 Montgomery Street, 4th Floor
San Francisco, CA  94104
Attention:  Donald Hart
            Telephone:  (415) 956-2511
            Facsimile:  (415) 989-9041

ALL OTHER NOTICES:

Banque Nationale de Paris, San Francisco Branch
180 Montgomery Street, 3rd Floor
San Francisco, CA  94104
Attention:  Rafael Lumanlan
            Telephone:  (415) 956-0707
            Facsimile:  (415) 296-8954



THE SANWA BANK LIMITED, SAN FRANCISCO BRANCH

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

The Sanwa Bank Limited, San Francisco Branch
444 Market Street, 18th Floor
San Francisco, CA 94111
Attention:  S. Endo
            Telephone:  (415) 597-5231
            Facsimile:  (415) 788-5459

ALL OTHER NOTICES:

The Sanwa Bank Limited, San Francisco Branch
444 Market Street, 18th Floor
San Francisco, CA  94111
Attention:  Terrence J. Mech
            Telephone:  (415) 597-5222
            Facsimile:  (415) 788-5459

UNION BANK OF CALIFORNIA, N.A.

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

Union Bank of California, N.A.
400 California Street, 17th Floor
San Francisco, CA  94104
Attention:  Stacie Burks-Garcia
            Telephone:  (415) 765-3641
            Facsimile:  (415) 765-2634

ALL OTHER NOTICES:

Union Bank of California, N.A.
400 California Street, 17th Floor
San Francisco, CA  94104
Attention:  Glen Leyrer
            Telephone:  (415) 705-7578
            Facsimile:  (415) 705-5093



THE INDUSTRIAL BANK OF JAPAN, LIMITED

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

The Industrial Bank of Japan, Limited
San Francisco Agency
555 California Street, Suite 3110
Attention:  Debbie Rajkumar
            Telephone:  (415) 693-1830
            Facsimile:  (415) 982-1917

ALL OTHER NOTICES:

The Industrial Bank of Japan, Limited
555 California Street, Suite 3110
San Francisco, CA  94104
Attention:  Michael McCorriston
            Telephone:  (415) 693-1822
            Facsimile:  (415) 982-1917

THE FUJI BANK, LIMITED, SAN FRANCISCO AGENCY

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

The Fuji Bank, Limited, San Francisco Agency
601 California Street, 5th Floor
San Francisco, CA 94108
Attention:  Andy Poon
            Telephone:  (415) 296-5420
            Facsimile:  (415) 362-4613

ALL OTHER NOTICES:

The Fuji Bank, Limited, San Francisco Agency
601 California Street, 5th Floor
San Francisco, CA  94108
Attention:  Mami Yamajo
            Telephone:  (415) 256-5433
            Facsimile:  (415) 362-4613



STANDARD CHARTERED BANK

DOMESTIC AND OFFSHORE LENDING OFFICE(S)
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

Standard Chartered Bank
707 Wilshire Boulevard, W-8-33
Los Angeles, CA 90017
Attention:  Qustandi Shiber/Amelia Quintana
            Telephone:  (213) 614-5037/5019
            Facsimile:  (213) 614-4270

ALL OTHER NOTICES:

Standard Chartered Bank
707 Wilshire Boulevard, 8th Floor
Los Angeles, CA  90017
Attention:  Mary Machado-Schammel
            Telephone:  (213) 614-4756
            Facsimile:  (213) 614-5158

                                EXHIBIT A

                    FORM OF ASSIGNMENT AND ACCEPTANCE


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of _____________ is made between __________________ (the "ASSIGNOR") and ________________ (the
"ASSIGNEE").

     RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement dated as of April 30, 1997 (as amended, restated, modified, supplemented or renewed from time to time, the "CREDIT AGREEMENT"), among Solectron Corporation (the "COMPANY"), the "Additional Borrowers" from time to time party thereto, the several financial institutions from time to time party thereto (including the Assignor, the "BANKS") and Bank of America National Trust and Savings Association, as agent for the Banks (the "AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

     WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans], in an amount equal to ___% of the Assignor's Commitment [and Loans], on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.  ASSIGNMENT AND ACCEPTANCE.

        (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

        (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, that the Assignor shall not relinquish its rights under Sections 2.26 through 2.34 and Section 9.03 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

        (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Commitment will be $__________; and (ii) the Assignee's aggregate outstanding Loans will be $_______________.

        (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Commitment will be $__________; and (ii) the Assignor's aggregate outstanding Loans will be $_______________.

     2.  PAYMENTS.

        (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made by the Assignor to the Company and the Additional Borrowers, if any, under the Credit Agreement and outstanding on the Effective Date.

        (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in subsection 9.04(b) of the Credit Agreement.

     3. REALLOCATION OF PAYMENTS. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment [and Loans] assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. INDEPENDENT CREDIT DECISION. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 3.05 or Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.  EFFECTIVE DATE; NOTICES.

        (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

           (ii)  any consent of the Company and the Agent required under
Section 9.04 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

          (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

           (iv) the processing fee referred to in Section 2(b) hereof and in subsection 9.04(b) of the Credit Agreement shall have been paid to the Agent; and

            (v) the Assignor and Assignee shall have complied with the other requirements of Section 9.04 of the Credit Agreement and with the requirements of Section 9.13 of the Credit Agreement (in each case to the extent applicable).

        (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as SCHEDULE 1.

     6. AGENT. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7. WITHHOLDING TAX. The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

     8.  REPRESENTATIONS AND WARRANTIES.

        (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

        (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9. FURTHER ASSURANCES. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. MISCELLANEOUS.

        (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

        (b) All payments made hereunder shall be made without any set-off or counterclaim.

        (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

        (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

        (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

[OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

	IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:

                                    Title:


                                    [ASSIGNEE]


                                    By:

                                    Title:

                               SCHEDULE 1
               to the Assignment and Acceptance Agreement


                   NOTICE OF ASSIGNMENT AND ACCEPTANCE


Date: ___________________


To:  Bank of America National Trust and Savings Association, as Agent

     Solectron Corporation

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of April 30, 1997 (as amended, restated, modified, supplemented or renewed from time to time, the "CREDIT AGREEMENT") among Solectron Corporation (the "COMPANY"), the "Additional Borrowers" from time to time party thereto, the Banks referred to therein and Bank of America National Trust and Savings Association, as Agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of[, and request the consent of [the Company and] the Agent to,] the assignment by ________________________ (the "ASSIGNOR") to ____________________ (the "ASSIGNEE") of ____% of
the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, ____% of the right, title and interest of the Assignor in and to the Commitment of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to that certain Assignment and Acceptance Agreement, dated as of ___________ (the "ASSIGNMENT AND ACCEPTANCE") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment the Assignor's Commitment is $___________. [The Assignor has made Loans in the aggregate principal amount of $__________ to the Company.] [No Loans are outstanding under the Credit Agreement.]

     2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment (if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.  The following administrative details apply to the Assignee:

         (A)  Lending Office(s):

              Assignee name:
              Address:



              Attention:
              Telephone:
              Facsimile:


              Assignee name:
              Address:



              Attention:
              Telephone:
              Facsimile:



         (B)  Notice Address:

              Assignee name:
              Address:



              Attention:
              Telephone:
              Facsimile:


         (C)  Payment Instructions:

              Account No.:
              At:



              Reference:
              Attention:


     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.



     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


							Very truly yours,


ADJUSTED COMMITMENT:                      [ASSIGNOR]

$_________________                        By:

ADJUSTED PRO RATA SHARE:                  Title:

_______%


COMMITMENT:                               [ASSIGNEE]

$_________________                        By:

PRO RATA SHARE:                           Title:

_______%


[CONSENTED TO this _____ day
of___________________:

SOLECTRON CORPORATION

By:

Title:                      ]


ACKNOWLEDGED [AND CONSENTED
TO] this ____ day of ________:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

By:

Title:

                                EXHIBIT B

                     FORM OF COMPLIANCE CERTIFICATE


                          SOLECTRON CORPORATION

               Financial Statements Date:  ______________


     Reference is made to that certain Credit Agreement dated as of April 30, 1997 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT"), among Solectron Corporation (the "COMPANY"), the "Additional Borrowers" from time to time party thereto, the several financial institutions from time to time party thereto (the "BANKS") and Bank of America National Trust and Savings Association, as Agent (in such capacity, the "AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

     The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the [_______________] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN
CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 5.01(A) OF THE CREDIT AGREEMENT.]

     1. Attached hereto are true and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended _______________ and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of KPMG Peat Marwick or other independent public accountants of recognized national standing (the "Independent Auditor"), which opinion
(a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) does not contain a "going concern" or like qualification and is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

	or

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN
CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 5.01(B) OF THE CREDIT AGREEMENT.]

     1. Attached hereto are true and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended _________ and the related consolidated statements of income or operations and cash flows for the period commencing on the first day and ending on the last day of such quarter, which are complete and accurate in all material respects and fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position, the results of operations and the cash flows of the Company and the Subsidiaries.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. To the best knowledge of the undersigned, the Company and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

     4.  The representations and warranties of the Company contained in
Article III of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 3.05(a) of the Credit Agreement).

     5.  The financial covenant analyses and information set forth on
SCHEDULE 1 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios in SCHEDULE 1 refer to the financial statements attached hereto and are determined in accordance with the specifications set forth in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as the ____________ of the Company as of ______________, 199_.


                                    SOLECTRON CORPORATION



                                    By:

                                    Title:

                               SCHEDULE 1
                   to the Compliance Certificate
Dated __________, ____

For the fiscal quarter ended __________, _____

                                             Actual   Required/Permitted


1. SECTION 6.09 - ADJUSTED
   LEVERAGE RATIO                                     As of the last day
                                                      of each fiscal
                                                      quarter, the
                                                      amount which is
                                                      not greater than
                                                      (a) 1.75 to 1.00
                                                      from the Closing
                                                      Date through and
                                                      including
                                                      February 28, 1998,
                                                      (b) 1.50 to 1.00
                                                      from May 31, 1998
                                                      through and
                                                      including
                                                      February 28, 1999,
                                                      (c) 1.25 to 1.00
                                                      from May 31, 1999
                                                      through and
                                                      including
                                                      February 28, 2000,
                                                      and (d) 1.00 to
                                                      1.00 thereafter.
Adjusted Leverage Ratio calculation

(A) Consolidated Funded Debt      $________

PLUS Guarantee obligations         ________

PLUS Indebtedness with respect
to synthetic leases and
securitized assets                 ________

PLUS Indebtedness in respect
of letters of credit (including
the Letters of Credit)             ________

MINUS Permitted Subordinated
Indebtedness                       ________

TOTAL	                            $________

(B) operating income              $________

PLUS depreciation and
amortization charges               ________

TOTAL                             $________

Ratio of (A) to (B)                ________

2. SECTION 6.10 - MINIMUM
CONSOLIDATED TANGIBLE NET WORTH

A.  Consolidated Tangible
    Net Worth  calculation:                           As of the last day
                                                      of each fiscal
                                                      quarter following
                                                      the Closing Date,
                                                      the amount that is
                                                      not less than the
                                                      sum of (without
                                                      duplication) 80%
                                                      of Consolidated
                                                      Tangible Net Worth
                                                      measured as of the
                                                      end of the fiscal
                                                      quarter ended
                                                      February 28, 1997,
                                                      PLUS 50% of
                                                      consolidated net
                                                      income (without
                                                      subtracting losses
                                                      or acquisition-
                                                      related charges)
                                                      for each fiscal
                                                      quarter ended
                                                      after the fiscal
                                                      quarter ended
                                                      February 28, 1997,
                                                      MINUS 100% of all
                                                      acquisition-
                                                      related charges if
                                                      such charges are
                                                      recorded in the
                                                      same fiscal
                                                      quarter in which
                                                      the applicable
                                                      acquisition is
                                                      consummated.

total shareholders' equity       $________

MINUS intangible assets	          ________

Consolidated Tangible Net Worth  $________

(B)  Minimum Consolidated
     Tangible Net Worth
     calculation:

Beginning minimum amount           ________

PLUS 50% of quarterly net
income for each fiscal quarter
subsequent to the quarter
ended February 28, 1997, with
no reduction for losses or
acquisition-related charges        ________

MINUS 100% of all acquisition-
related charges if such
charges are recorded in the same
fiscal quarter in which the
applicable acquisition is
consummated                        ________

Minimum Consolidated
Tangible Net Worth                $________

(A) minus (B)                     $________

                                EXHIBIT C

                       FORM OF NOTICE OF BORROWING


Date:  ______________



To:  Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, Solectron Corporation (the "COMPANY"), in its capacity as Borrowers' Agent, refers to the Credit Agreement, dated as of April 30, 1997 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT"), among the Company, the "Additional Borrowers" from time to time party thereto, the several financial institutions from time to time party thereto (the "BANKS") and Bank of America National Trust and Savings Association, as Agent (the "AGENT"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

     1.  The Business Day of the proposed Borrowing is _______________.

     2. The aggregate amount of the proposed Borrowing is $_____________________.

     3.  The Borrowing is to be comprised of $___________ of [ABR
Loans][CD Rate Loans][Eurocurrency Loans][Offshore Currency Loans].

    [4. The duration of the Interest Period for the [Eurocurrency Loans][CD Rate Loans][Offshore Currency Loans] included in the Borrowing shall be [_____ months][______ days].]

     5.  The applicable Borrower is ______________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

        (a) the representations and warranties of the Company contained in Article III of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 3.05 of the Credit Agreement;

        (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

        (c) there has occurred since February 28, 1997 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

        (d) after giving effect to the proposed Borrowing, (i) the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations shall not exceed the Total Commitment, and (ii) the Effective Amount of all Offshore Currency Loans shall not exceed the Offshore Currency Commitment.

                                       SOLECTRON CORPORATION, as
                                          Borrowers' Agent



                                       By:

                                       Title:

                                EXHIBIT D

                FORM OF NOTICE OF CONVERSION/CONTINUATION




Date:  ______________



To:  Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, Solectron Corporation (the "COMPANY"), in its capacity as Borrowers' Agent, refers to the Credit Agreement, dated as of April 30, 1997 (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT"), among the Company, the "Additional Borrowers" from time to time party thereto, the several financial institutions from time to time party thereto (the "BANKS") and Bank of America National Trust and Savings Association, as Agent (the "AGENT"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

     1.  The Conversion/Continuation Date is ______________.

     2. The aggregate amount of the Loans to be [converted] [continued] is $_______________.

     3.  The Loans are to be [converted into] [continued as]
[Eurocurrency Loans][CD Rate Loans] [ABR Loans].

    [4. The duration of the Interest Period for the [Eurocurrency Loans][CD Rate Loans] included in the [conversion] [continuation] shall be [____ months][____ days].]

     5.  The applicable Borrower is ______________.


     The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the proposed
Conversion/Continuation Date:

     After giving effect to the proposed [conversion] [continuation],
(i) the Effective Amount of all Revolving Loans PLUS the Effective Amount of all L/C Obligations shall not exceed the Total Commitment, and
(ii) the Effective Amount of all Offshore Currency Loans shall not exceed the Offshore Currency Commitment.


                                     SOLECTRON CORPORATION, as
                                        Borrowers' Agent


                                     By:

                                     Title:

                                EXHIBIT E

                   FORM OF ADDITIONAL BORROWER NOTICE

To:  Solectron Corporation, as Borrowers' Agent

     The Banks party to the Credit
     Agreement referred to below

     Re:  SOLECTRON CORPORATION

Ladies and Gentlemen:

     This Additional Borrower Notice is made and delivered pursuant to subsection 2.01(b) of the Credit Agreement, dated as of April 30, 1997 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Solectron Corporation and each Additional Borrower party to the Credit Agreement (each a "Borrower" and, collectively, the "Borrowers"), the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Agent for the Banks, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Additional Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     The Agent hereby notifies the Borrowers' Agent and the Banks that effective as of the date hereof [____________________] (the "Additional Borrower") may request Revolving Loans and Letters of Credit denominated in Offshore Currencies for its account on the terms and conditions set forth in the Credit Agreement.

     This Additional Borrower Notice shall constitute a Loan Document under the Credit Agreement.

                           BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                           ASSOCIATION, as Agent


                           By:
                           Title:

                                EXHIBIT F

                  FORM OF LEGAL OPINION OF COMPANY'S COUNSEL



                              See attached.

                                    May 1, 1997



Bank of America National Trust and Savings Association,
   as Agent
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103

and the Banks party to the Credit Agreement described below

RE:	CREDIT AGREEMENT DATED AS OF APRIL 30, 1997 BY AND AMONG SOLECTRON
CORPORATION, THE BANKS NAMED THEREIN, AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, IN ITS CAPACITY AS AGENT

Gentlemen:

We have acted as counsel to Solectron Corporation, a Delaware corporation (the "Company"), in connection with the negotiation of the Credit Agreement, dated as of April 30, 1997 (the "Credit Agreement") by and among the Company, the Banks named therein, and Bank of America National Trust and Savings Association, not in its individual capacity, but solely in its capacity as Agent (the "Agent"), pursuant to which the Banks have agreed to lend up to $100,000,000 to the Company. This opinion is delivered to you pursuant to Section 4.01(b) of the Credit Agreement. Capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

   (a)  the Credit Agreement;

   (b)  the Certificate of Incorporation of the Company;

   (c)  the Bylaws of the Company;

   (d) records of proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion;

   (e) a Certificate of the Secretary of the Company, dated as of the date hereof, as to, among other things: (i) the incumbency and signature of certain officers of the Company; (ii) the Certificate of Incorporation of the Company; (iii) the Bylaws of the Company; and
(iv) the adoption of certain resolutions by the directors of the Company;

   (f) (i) a certificate of the Secretary of State of the State of Delaware with respect to the standing of the Company as a corporation incorporated under the laws of the State of Delaware, (ii) a Certificate of the Secretary of State of the State of California with respect to the standing of Borrower as a foreign corporation qualified to do business in the State of California; and (iii) a tax status certificate from the Franchise Tax Board of the State of California;

   (g) the certificate of certain officers of the Company as to certain factual matters;

   (h)  each of the documents listed on ANNEX A hereto (the "Reviewed
Agreements").

In addition, we have examined and relied upon such corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have also relied upon and obtained from public officials and officers of the Company such other certificates and assurances as we consider necessary for the rendering of this opinion.

With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

        (i) The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

       (ii) That there are no agreements or understandings between or among the Company, the Agent or the Banks or third parties which would expand, modify or otherwise affect the terms of the Credit Agreement or the respective rights or obligations of the parties thereunder and that the Credit Agreement correctly and completely sets forth the intent of all parties thereto.

      (iii) That all parties to the Credit Agreement (other than the Company) have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

      (iv) That the Credit Agreement has been duly authorized, executed and delivered by each of the Agent and the Banks to the extent each such party is contemplated to be a party thereto and that each of the Agent and the Banks has full power, authority and legal right to enter into and perform the terms and conditions of the Credit Agreement to be performed by such person, and that the Credit Agreement constitutes a legal, valid and binding obligation of each such person, enforceable against it in accordance with its terms.

        (v) That each Lender is either (i) a "Bank" as defined in and operating under that certain act known as the "Bank Act" approved March 1, 1909, as amended, (ii) a bank created and operating under and pursuant to the laws of the State of California or of the United States or (iii) a foreign bank complying with the criteria set forth in Section 1716 of the California Financial Code, as amended, and that the Banks are therefore exempt from the restrictions of Section 1 of Article XV of the California Constitution and related statutes relating to usury.

       (vi) With respect to certain matters of fact, that the representations and warranties of the Company set forth in the Credit Agreement, the certificates of certain officers of the Company delivered to you in connection with the transactions contemplated by the Credit Agreement and the certificate of certain officers of the Company referred to in paragraph (g) above are true, correct and complete.

As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of the Company in connection with the Credit Agreement, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; provided, however, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. We note that for purposes of paragraph 7 below only, attorneys of the firm involved in the engagement have made inquiry of Larry W. Sonsini and Steven E. Bochner as to their knowledge of proceedings against the Company in which this firm is currently providing legal representation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Company. Specifically, in rendering the opinion set forth in paragraph 5 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

On the basis of the foregoing and in reliance thereon, and based upon examination of such questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we advise you that in our opinion:

   1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the state of California..

   2. The Company has the requisite corporate power and authority to enter into the Credit Agreement and to carry out the transactions contemplated thereby.

   3. The execution and delivery by the Company of the Credit Agreement, and the performance by the Company of its obligations under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.
   4. The Credit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   5. The execution and delivery of the Credit Agreement, the undertaking of the covenants set forth in the Credit Agreement and the borrowing of Loans in accordance with the Credit Agreement and repayment of any Loans by the Company do not (a) conflict with or violate the Bylaws or Certificate of Incorporation of the Company; (b) violate or contravene any United States federal or California state law, statute, rule or regulation applicable to the Company; (c) to our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority applicable to the Company; or (d) to our knowledge after reviewing the Reviewed Agreements, violate or result in a breach of or constitute any default under any Reviewed Agreement, or, to our knowledge, result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any United States federal or California state law, rule or regulation or any such contractual obligation.

   6. No consents, approvals, authorizations, registrations, declarations or filings are required to be made or obtained by or in respect of the Company (or on its behalf) with or from any governmental or regulatory authority or agency of the United States or the State of California for the due authorization, execution and delivery by the Company of the Credit Agreement, the undertaking of the covenants set forth in the Credit Agreement, the borrowing of Loans in accordance with the Credit Agreement or the repayment of any such Loans by the Company.

   7. Except as disclosed in Schedule 3.06 to the Credit Agreement, to our knowledge, there are no actions or proceedings against the Company pending or overtly threatened in writing before any court, governmental agency or arbitrator which (a) seek to challenge the enforceability of the Credit Agreement, or (b) we believe are reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under the Credit Agreement.

   8. Neither the Company nor any domestic Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940.

Our opinions above are subject to the following qualifications:

   A. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware.

   B. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, mora-torium or other laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

   C. We express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (ii) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party to the Credit Agreement other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Credit Agreement or which otherwise violate applicable laws, (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Credit Agreement permits such action, (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law,
(v) the enforceability of any provision deemed to be "unconscionable" within the meaning of Section 1670.5 of the California Civil Code,
(vi) the enforceability of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure, or (vii) the effect of any provision of the Credit Agreement purporting to give the Agent or the Banks the right to make any conclusive determination in its sole discretion.

   D. We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Credit Agreement providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision of the Credit Agreement insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions regarding a party's ability to collect attorneys' fees and costs in an action involving the Credit Agreement, if the party is not the prevailing party in such action (and we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), (iv) any provisions of the Credit Agreement imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy, (v) any rights of set-off,
(vi) any provision of the Credit Agreement to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact, or (vii) any provision of the Credit Agreement which provides that notice not actually received may be binding on any party.

   E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice, or (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Credit Agreement) relating to the rights of the Company or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions.

   F. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Credit Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

   G. We express no opinion as to any provision of the Credit Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

   H. We express no opinion as to the applicability or effect of compliance or non-compliance by the Agent or the Banks with any state, federal or other laws applicable to the Agent or the Banks or to the transactions contemplated by the Credit Agreement because of the nature of its business, including its legal or regulatory status.

   I. Our opinions set forth in paragraph 1 as to due incorporation, valid existence and good standing are based solely on the certificates referenced in paragraph (f) above (originals or copies of which have been furnished to you).

   J. Our opinion set forth in paragraph 3 as to the due execution of the Credit Agreement by the Company is based solely on representations made to us by the Company in the certificate referenced in paragraph (g) above.

   K. We express no opinion as to the enforceability or legal effect of any provision of the Credit Agreement purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

   L. Our opinion in clauses (b) and (c) of paragraph 5 above is intended to express our opinion that the execution, delivery and performance by the Company of the Credit Agreement are neither prohibited by, nor do they subject The Company to a fine, penalty or similar sanction under or any law, rule, regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Company and the transactions contemplated by the Credit Agreement; accordingly, our opinions set forth above are limited to the foregoing.

   M. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on Agent's or any Bank's rights under the Credit Agreement of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Credit Agreement and is solely for your benefit, and this opinion may not be disclosed to or relied upon by any person other than you, except that (i) this opinion may be disclosed to (A) bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure, and (B) prospective Eligible Assignees in connection with the potential transfer of all or part of the Loans or Commitments of any Bank, and (ii) this opinion may be relied upon by Eligible Assignees in the Loans if the assignments relating thereto are permitted under and made in accordance with the Credit Agreement; PROVIDED that in no event does this opinion extend to any issue or matter related to any such assignment or arising from or out of any such assignment (as distinct from the subject transaction).

                                    Very truly yours,

                                    WILSON, SONSINI, GOODRICH & ROSATI
                                    Professional Corporation

                                EXHIBIT G

                FORM OF ADDITIONAL BORROWER REQUEST AND
                          ASSUMPTION AGREEMENT



To:  Bank of America National Trust and
     Savings Association, as Agent

     Re:  SOLECTRON CORPORATION

Ladies and Gentlemen:

     This Additional Borrower Request and Assumption Agreement is made and delivered pursuant to Section 5.09 of the Credit Agreement, dated as of April 30, 1997 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Solectron Corporation (the "Company") and each Additional Borrower party to the Credit Agreement (each a "Borrower" and, collectively, the "Borrowers"), the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Agent for the Banks, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Additional Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.


     Each of ______________________ (the "Additional Borrower") and the Borrowers' Agent hereby confirms, represents and warrants to the Agent and the Banks that the Additional Borrower is a Subsidiary of the Company.

     The documents required to be delivered to the Agent under subsec-tions 2.01(b) and 5.09(b) of the Credit Agreement will be furnished to the Agent in accordance with the requirements of the Credit Agreement.

     The parties hereto hereby confirm that with effect from the date hereof, the Additional Borrower shall have obligations, duties and liabilities towards each of the other parties to the Credit Agreement identical to those which the Additional Borrower would have had if the Additional Borrower had been an original party to the Credit Agreement as a Borrower. The Additional Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

     The parties hereto hereby request that the Additional Borrower be entitled to request Revolving Loans and Letters of Credit, in each case denominated in Offshore Currencies, under the Credit Agreement, and understand, acknowledge and agree that neither the Additional Borrower nor the Borrowers' Agent on its behalf shall have any rights to request any Loans or to have any Letters of Credit issued for its account unless and until the effective date designated by the Agent in an Additional Borrower Notice delivered to the Borrowers' Agent and the Banks pursuant to subsection 2.01(b) of the Credit Agreement.

     This Additional Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

     THIS ADDITIONAL BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT, THE ISSUING BANK AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Additional Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    [______________________]*


                                    By:
                                    Title:


                                    SOLECTRON CORPORATION, as
                                     Borrowers' Agent


                                    By:
                                    Title:

* Insert name of Additional Borrower

                                EXHIBIT H


                              ADDITIONAL BORROWERS: SEE SCHEDULE 1
                              GUARANTOR: Solectron Corporation


               FORM OF CONTINUING GUARANTY (MULTICURRENCY)


To:  Bank of America National Trust
     and Savings Association, as Agent

II.  Definitions

   A.  "Agent" means Bank of America National Trust and Savings
Association, in its capacity as agent for the "Banks" from time to time party to the Credit Agreement dated as of April 30, 1997, among Solectron Corporation, the "Additional Borrowers" party thereto, the Banks, and the Agent.

   B. "Additional Borrowers" means those subsidiaries of Guarantors set forth in SCHEDULE 1 hereto, as such schedule may be supplemented or amended in writing by Guarantors and agreed to by Agent.

   C. "Guarantors" means the persons or entities signing this Guaranty as Guarantors.

   D. "Indebtedness" means any and all indebtedness of Additional Borrowers under the Credit Agreement or any Loan Document, including but not limited to any and all Borrowings in Offshore Currencies, Letters of Credit, advances, debts, obligations, and liabilities of Additional Borrowers or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by any Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Additional Borrowers may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

   E. "Judgment Currency" means the currency in which any judgment on any claim arising under or related to this Guaranty is denominated.

   F. "Obligation Currencies" means the currencies in which the Indebtedness is denominated.

   G. The "U.S. Dollar Equivalent" of any amount denominated in any currency other than U.S. Dollars shall be calculated at the spot rate for the purchase of the other currency with U.S. Dollars quoted by Agent in San Francisco, California, at approximately 8:00 a.m. on the date for determination specified in this Guaranty.

III. For valuable consideration, Guarantors jointly and severally unconditionally guarantee and promise to pay to Agent for the benefit of the Banks or order, on demand, at the place for payment of the Indebtedness or at such other location as Agent may designate:

   A. any and all Indebtedness of Additional Borrowers, in the Obligation Currencies, or

   B. if Agent so notifies Guarantors in writing, at Agent's sole and absolute discretion, the greater of: (i) the U.S. Dollar Equivalent of the Indebtedness or any portion thereof, determined as of the date or dates the Indebtedness was loaned to or incurred by Additional Borrowers, or (ii) such U.S. Dollar Equivalent determined as of the date payment is made.

IV. (a) The liability of Guarantors under this Guaranty (exclusive of liability under any other guaranties executed by Guarantors) shall not exceed at any time the total of (i) ____________ U.S. Dollars (U.S. $__________) for the sum of the principal amount of any Indebtedness denominated in U.S. Dollars and the U.S. Dollar Equivalent of the principal amount of any Indebtedness denominated in an Obligation Currency other than U.S. Dollars, determined as of the date or dates such principal amount was loaned to or incurred by Additional Borrowers, and (ii) all interest, fees, costs, expenses, payments, and indemnities relating to or arising out of this Guaranty or the Indebtedness or such part of the Indebtedness as shall not exceed the foregoing limitation.

   A. Agent may permit the Indebtedness to exceed Guarantors' liability, and may apply any amounts received from any source, other than from Guarantors, to the unguaranteed portion of the Indebtedness. This is a continuing guaranty relating to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.

   B. Any payment by Guarantors shall reduce their maximum obligation hereunder only to the extent that any payment constitutes a payment of principal, and only if written notice to the effect that the amount of principal paid reduces Guarantors' maximum obligation hereunder is actually received by Agent at or prior to the time of such payment. If such principal payment is made in a currency other than U.S. Dollars, the amount of any reduction of Guarantors' maximum obligation hereunder shall be the lesser of: (i) the U.S. Dollar Equivalent of such principal payment determined as of the date or dates the principal Indebtedness being paid was loaned to or incurred by Additional Borrowers, or (ii) such U.S. Dollar Equivalent as of the date such principal payment is made.

   C. The entry of any judgment against Guarantors of their obligations hereunder shall reduce their maximum obligation hereunder in an amount equal to the sum of the portion of the amount of such judgment representing principal amounts of Indebtedness denominated in U.S. Dollars, and the lesser of: (i) the U.S. Dollar Equivalent of each principal amount of Indebtedness denominated in an Obligation Currency other than U.S. Dollars included in such judgment, determined as of the date or dates such amount was loaned to or incurred by Additional Borrowers, or (ii) such U.S. Dollar Equivalent determined as of the date of entry of such judgment.

V.   Intentionally Omitted.

VI. (a) If any claim arising under or related to this Guaranty is reduced to a judgment denominated in a Judgment Currency other than the Obligation Currency, the judgment shall be for the greater of (i) the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligation Currency (or each Obligation Currency, if more than one) included in the judgment, determined as of the date or dates the Indebtedness related to such claim was loaned to or incurred by Additional Borrowers, or (ii) such equivalent determined as of the date of entry of such judgment. The equivalent of any Obligation Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligation Currency with the Judgment Currency quoted by Agent in San Francisco, California, at approximately 8:00 a.m. on the date for determination specified above.

   A. Guarantors shall indemnify Agent and each Bank against and hold Agent and each Bank harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by Guarantors. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

VII. (a) Guarantors represent and warrant that all payments under or in respect of this Guaranty are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which any Bank's principal office or actual lending office is located.

   A. (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which any Bank's principal office or actual lending office is located and (B) measured by the United States taxable income such Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantors' country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantors shall pay all such taxes and shall also pay to such Bank, on demand, all additional amounts which such Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such taxes had not been imposed.

          1. The additional amounts necessary to preserve the after-tax yield such Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                        (w)(t)(i)
                  y = -------------
                         1-w-t

     where the terms are defined as follows:

     y = additional payment to be made to Bank

     w = withholding tax rate levied by foreign government

     t = Bank's combined Federal and state tax rate

     i - stated interest to be paid on Indebtedness
				(base rate plus quoted spread)

     1 = one

   B. Guarantors will provide Agent with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantors pursuant to subparagraph (b) above Guarantors will deliver receipts to Agent within 30 days after the due date for the related tax.

VIII. The obligations hereunder are joint and several, and independent of the obligations of Additional Borrowers, and shall not be affected by any acts of any governmental authority affecting Additional Borrowers, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Additional Borrowers' property, or by economic, political, regulatory, or other events in the countries where Additional Borrowers are located. A separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Additional Borrowers or whether Additional Borrowers be joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting their liability hereunder.

IX. Guarantors authorize Agent and each Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or any of the Indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Agent in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

X. Guarantors waive any right to require Agent to (a) proceed against Additional Borrowers; (b) proceed against or exhaust any security held from Additional Borrowers; or (c) pursue any other remedy in Agent's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Additional Borrowers, or the cessation from any cause whatsoever of the liability of Additional Borrowers, or any claim that Guarantors' obligations exceed or are more burdensome than those of Additional Borrowers. Until the Indebtedness shall have been paid in full, even though the Indebtedness is in excess of Guarantors' liability hereunder, Guarantors waive any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantors waive any right to enforce any remedy which Agent now has or may hereafter have against Additional Borrowers and waive any benefit of, and any right to participate in, any security now or hereafter held by Agent. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness.

XI. (a) Guarantors understand and acknowledge that if Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Indebtedness, that foreclosure could impair or destroy any ability that Guarantors may have to seek reimbursement, contribution, or indemnification from Additional Borrowers or others based on any right Guarantors may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantors under this Guaranty. Guarantors further understand and acknowledge that in the absence of this paragraph, such potential impairment or destruction of Guarantors' rights, if any, may entitle Guarantors to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION AGENT V. GRADSKY, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, Guarantors freely, irrevocably, and unconditionally:
(i) waive and relinquish that defense and agree that Guarantors will be fully liable under this Guaranty even though Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Indebtedness; (ii) agree that Guarantors will not assert that defense in any action or proceeding which Agent may commence to enforce this Guaranty; (iii) acknowledge and agree that the rights and defenses waived by Guarantors in this Guaranty include any right or defense that Guarantors may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledge and agree that Agent is relying on this waiver in creating the Indebtedness, and that this waiver is a material part of the consideration which Agent is receiving for creating the Indebtedness.

   A. Guarantors waive any rights and defenses that are or may become available to Guarantors by reason of Sections 1432 to 3433, inclusive, of the California Civil Code.

   B. Guarantors waive all rights and defenses that Guarantors may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Agent may collect from Guarantors without first foreclosing on any real or personal property collateral pledged by Additional Borrowers; and (ii) if Agent forecloses on any real property collateral pledged by Additional Borrowers: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Agent may collect from Guarantors even if Agent, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Additional Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon
Section 580a, 580b, 580d, or 726 of the California Code of Civil
Procedure.

   C. Guarantors waive any right or defense they may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

   D. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

XII. Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Additional Borrowers such information concerning Additional Borrowers' financial conditions or business operations as Guarantors may require, and that Agent has no duty at any time to disclose to Guarantors any information relating to the business operations or financial conditions of Additional Borrowers.

XIII. To secure all of Guarantors' obligations hereunder, Guarantors assign and grant to Agent a security interest in all moneys, securities, and other property of Guarantors now or hereafter in the possession of Agent, all deposit accounts of Guarantors maintained with Agent, and all proceeds thereof. Upon default or breach of any of Guarantors' obligations to Agent, Agent may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Agent and Guarantors.

XIV. Any obligations of Additional Borrowers to Guarantors, now or hereafter existing, including but not limited to any obligations to Guarantors as subrogees of Agent or resulting from Guarantors' performance under this Guaranty, are hereby subordinated to the Indebtedness. Such obligations of Additional Borrowers to Guarantors if Agent so requests shall be enforced and performance received by Guarantors as trustees for Agent, and the proceeds thereof shall be paid over to Agent on account of the Indebtedness, but without reducing or affecting in any manner the liability or Guarantors under the other provisions of this Guaranty.

XV. This Guaranty may be revoked at any time by Guarantors in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantors do not renounce. Such revocation shall be effective upon actual receipt by Agent, at the address shown below or at such other address as may have been provided to Guarantors by Agent, of written notice of revocation. Revocation shall not affect any of Guarantors' obligations or Agent's rights with respect to transactions which precede Agent's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Agent authorized hereunder. Revocation by any one or more of Guarantors shall not affect any obligations of any nonrevoking Guarantors. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Additional Borrowers to Agent is rescinded or must be returned by Agent to Additional Borrowers, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

XVI. Where any one or more of Additional Borrowers are corporations, partnerships, or limited liability companies, it is not necessary for Agent to inquire into the powers of Additional Borrowers or of the officers, directors, partners, members, managers, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

XVII. Guarantors authorize Agent to verity or check any information given by Guarantors to Agent, check Guarantors' credit references, verify employment, and obtain credit reports (including any individual general partner of any Guarantor and including any Guarantor's spouse and any such general partner's spouse if such Guarantor or such general partner is married and lives in a community property state).

XVIII. Agent may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign the Indebtedness and this Guaranty, in whole or in part. Guarantors agree that Agent may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Agent's possession concerning Guarantors, this Guaranty, and any security for this Guaranty.

XIX. Guarantors agree to pay all reasonable attorneys' fees, including allocated costs of Agent's in-house counsel, and all other costs and expenses which may be incurred by Agent (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Agent in any case commenced by or against Guarantors under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

XX. Where there is but a single Borrower, or where a single Guarantor executes this Guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the words "Additional Borrowers" and "Guarantors" respectively shall mean all and any one or more of them.

XXI. This Guaranty shall be governed by and construed according to the laws of the State of California, United States of America, to the jurisdiction of which State the parties hereto submit.

XXII. (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim, except as expressly waived hereunder by Guarantors. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

   A. Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Agent which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

   B. A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 ET SEQ. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

   C. No provision of this paragraph shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.


Executed this _____ day of ______________, 19___.

Witnessed


______________________________     ________________________
Witness
______________________________     ________________________
Address                            Print Name
                                   ________________________
                                   Address

______________________________
Witness
______________________________     ________________________
Address                            Print Name
                                   ________________________
                                   Address


Address for notices to Agent:	Address for notices to Guarantors:
______________________________   ________________________
______________________________   ________________________
______________________________   ________________________

                               Schedule 1

                          ADDITIONAL BORROWERS




     *Insert name of Additional Borrower